                                    LEASE




                             DATED: DECEMBER 2, 1997




                                  BY AND BETWEEN



              LARVAN PROPERTIES, A CALIFORNIA GENERAL PARTNERSHIP


                                   AS LANDLORD




                                       AND



                HEALTHEON CORPORATION, A DELAWARE CORPORATION



                                   AS TENANT



                      AFFECTING PREMISES COMMONLY KNOWN AS

                          4600 PATRICK HENRY DRIVE


                          SANTA CLARA, CALIFORNIA



             [1/15/97 TRIPLE NET INDUSTRIAL/COMMERCIAL LEASE]

                              TABLE OF CONTENTS

ARTICLE 1 - DEFINITIONS                                                  PAGE:
-----------------------                                                  -----
      1.1   General                                                          1
      1.2   Additional Rent                                                  1
      1.3   Address for Notices                                              1
      1.4   Agents                                                           1
      1.5   Agreed Interest Rate                                             1
      1.6   Base Monthly Rate                                                1
      1.7   Building                                                         1
      1.8   Commencement Date                                                1
      1.9   Common Area                                                      1
      1.10  Common Operating Expense                                         1
      1.11  Consumer Price Index                                             1
      1.12  Effective Date                                                   1
      1.13  Event of Tenant's Default                                        1
      1.14  Hazardous Materials                                              1
      1.15  Insured and Uninsured Peril                                      1
      1.16  Law                                                              1
      1.17  Lease                                                            1
      1.18  Lease Term                                                       1
      1.19  Lender                                                           1
      1.20  Permitted Use                                                    2
      1.21  Premises                                                         2
      1.22  Project                                                          2
      1.23  Private Restrictions                                             2
      1.24  Real Property Taxes                                              2
      1.25  Scheduled Commencement Date                                      2
      1.26  Security Instrument                                              2
      1.27  Summary                                                          2
      1.28  Tenant's Alterations                                             2
      1.29  Tenant's Share                                                   2
      1.30  Trade Fixtures                                                   2

ARTICLE 2 - DEMISE, CONSTRUCTION, AND ACCEPTANCE                             2
------------------------------------------------
      2.1   Demise of Premises                                               2
      2.2   Commencement Date                                                2
      2.3   Construction of Improvements                                     2
      2.4   Delivery and Acceptance of Possession                            2
      2.5   Early Occupancy                                                  3

ARTICLE 3 - RENT                                                             3
----------------
      3.1   Base Monthly Rent                                                3
      3.2   Additional Rent                                                  3
      3.3   Payment of Rent                                                  3
      3.4   Late Charge and Interest on Rent in Default                      3
      3.5   Security Deposit                                                 3

ARTICLE 4 - USE OF PREMISES                                                  3
---------------------------
      4.1   Limitation on Use                                                3
      4.2   Compliance with Regulations                                      4
      4.3   Outside Areas                                                    4
      4.4   Signs                                                            4
      4.5   Parking                                                          4
      4.6   Rules and Regulations                                            4

                           TABLE OF CONTENTS
                               (CONTINUED)

                                                                 PAGE:
                                                                 -----
ARTICLE 5 - TRADE FIXTURES AND ALTERATIONS                          4

   5.1  Trade Fixtures                                              4
   5.2  Tenant's Alterations                                        4
   5.3  Alterations Required by Law                                 5
   5.4  Amortization of Certain Capital Improvements                5
   5.5  Mechanic's Liens                                            5
   5.6  Taxes on Tenant's Property                                  5

ARTICLE 6 - REPAIR AND MAINTENANCE                                  6

   6.1  Tenant's Obligation to Maintain                             6
   6.2  Landlord's Obligation to Maintain                           6
   6.3  Control of Common Area                                      6

ARTICLE 7 - WASTE DISPOSAL AND UTILITIES                            7

   7.1  Waste Disposal                                              7
   7.2  Hazardous Materials                                         7
   7.3  Utilities                                                   8
   7.4  Compliance with Governmental Regulations                    8

ARTICLE 8 - COMMON OPERATING EXPENSES                               8

   8.1  Tenant's Obligation to Reimburse                            8
   8.2  Common Operating Expenses Defined                           8
   8.3  Real Property Taxes Defined                                 9

ARTICLE 9 - INSURANCE                                               9

   9.1  Tenant's Insurance                                          9
   9.2  Landlord's Insurance                                       10
   9.3  Tenant's Obligation to Reimburse                           10
   9.4  Release and Waiver of Subrogation                          10

ARTICLE 10 - LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY      10

   10.1  Limitation on Landlord's Liability                        10
   10.2  Limitation on Tenant's Recourse                           11
   10.3  Indemnification of Landlord                               11

ARTICLE 11 - DAMAGE TO PREMISES                                    11

   11.1  Landlord's Duty to Restore                                11
   11.2  Landlord's Right to Terminate                             11
   11.3  Tenant's Right to Terminate                               12
   11.4  Abatement of Rent                                         12

ARTICLE 12 - CONDEMNATION                                          12

   12.1  Landlord's Termination Right                              12
   12.2  Tenant's Termination Right                                12
   12.3  Restoration and Abatement of Rent                         12
   12.4  Temporary Taking                                          12
   12.5  Division of Condemnation Award                            12



                              iii


                           TABLE OF CONTENTS
                               (CONTINUED)

                                                                 PAGE:
                                                                 -----
ARTICLE 13 - DEFAULT AND REMEDIES                                  13

   13.1  Events of Tenant's Default                                13
   13.2  Landlord's Remedies                                       13
   13.3  Waiver                                                    14
   13.4  Limitation on Exercise of Rights                          14
   13.5  Waiver by Tenant of Certain Remedies                      14

ARTICLE 14 - ASSIGNMENT AND SUBLETTING                             14

   14.1  Transfer by Tenant                                        14
   14.2  Transfer by Landlord                                      16

ARTICLE 15 - GENERAL PROVISIONS                                    16

   15.1  Landlord's Right to Enter                                 16
   15.2  Surrender of the Premises                                 17
   15.3  Holding Over                                              17
   15.4  Subordination                                             17
   15.5  Mortgagee Protection and Attornment                       17
   15.6  Estoppel Certificates and Financial Statements            17
   15.7  Reasonable Consent                                        18
   15.8  Notices                                                   18
   15.9  Attorney's Fees                                           18
   15.10 Corporate Authority                                       18
   15.11 Miscellaneous                                             18
   15.12 Termination by Exercise of Right                          18
   15.13 Brokerage Commissions                                     19
   15.14 Force Majeure                                             19
   15.15 Entire Agreement                                          19


EXHIBITS

   Exhibit A - Site plan of the Project containing a description of the Premises

   Exhibit B - Space Plan

   Exhibit C - Intentionally Omitted

   Exhibit D - Acceptance Agreement

   Exhibit E - Intentionally Omitted

   Exhibit F - Intentionally Omitted

   Exhibit G - Form of Subordination Agreement

   Exhibit H - Asbestos Disclosure

                        SUMMARY OF BASIC LEASE TERMS

     SECTION                                     TERMS
(LEASE REFERENCE)

       A.               LEASE REFERENCE DATE: December 3, 1997
(Introduction)

       B.               LANDLORD:  LARVAN PROPERTIES, A CALIFORNIA GENERAL
(Introduction)                     PARTNERSHIP

       C.               TENANT:    HEALTHEON CORPORATION, A DELAWARE CORPORATION
(Introduction)

       D.               PREMISES:  That area consisting of 49,837 square feet
(Section 1.21)                     of gross leasable area the address of
                                   which is 4600 PATRICK HENRY DRIVE, SANTA
                                   CLARA, CALIFORNIA, comprising the Building shown on EXHIBIT A.

       E.               PROJECT:   The land and improvements shown on EXHIBIT
 (Section 1.22)                    A consisting of 1 building the aggregate
                                   gross leasable area of which is 49,837
                                   square feet.

       F.               BUILDING:  The building in which the Premises are
 (Section 1.7)                     located known as 4600 Patrick Henry Drive,
                                   Santa Clara, California containing 49,837 square feet of gross leasable area.

       G.               TENANT'S SHARE: 100%
 (Section 1.29)

       H.               TENANT'S ALLOCATED PARKING STALLS: TENANT SHALL HAVE
 (Section 4.5)                                             THE RIGHT TO ALL
                                                           PARKING SPACES

       I.               SCHEDULED COMMENCEMENT DATE:       FEBRUARY 1, 1998,
 (Section 1.26)                                            OR THE DATE ON WHICH
                                                           TENANT OCCUPIES THE
                                                           PREMISES FOR
                                                           BUSINESS, WHICHEVER
                                                           IS EARLIER.

       J.               LEASE TERM: 120 calendar months (plus the partial
 (Section 1.18)                     month following the Commencement Date of
                                    such date is not the first day of a
                                    month).

       K.               BASE MONTHLY RENT:
 (Section 3.1)

                   INCLUSIVE PERIOD              BASE MONTHLY RENT

                2/1/98 THROUGH 12/31/98      $72,263.69 PER MONTH NNN
                1/1/99 THROUGH 12/31/99      $74,257.17 PER MONTH NNN
                1/1/2000 THROUGH 12/31/2000  $76,250.65 PER MONTH NNN
                1/1/2001 THROUGH 12/31/2001  $78,244.13 PER MONTH NNN
                1/1/2002 THROUGH 12/31/2002  $80,237.61 PER MONTH NNN
                1/1/2003 THROUGH 12/31/2003  $82,231.09 PER MONTH NNN
                1/1/2004 THROUGH 12/31/2004  $84,224.57 PER MONTH NNN
                1/1/2005 THROUGH 12/31/2005  $86,218.05 PER MONTH NNN
                1/1/2006 THROUGH 12/31/2006  $88,211.53 PER MONTH NNN
                1/1/2007 THROUGH 12/31/2008  $90,205.01 PER MONTH NNN

       L.               PREPAID RENT: $72,263.69
 (Section 3.3)

       M.               SECURITY DEPOSIT: $72,263.69 (THE "PERMANENT SECURITY
 (Section 3.5)                            DEPOSIT") PLUS A LETTER OF CREDIT
                                          AS SET FORTH IN THE FIRST ADDENDUM
                                          TO LEASE, PARAGRAPH 1.

       N.               PERMITTED USE:    RESEARCH AND DEVELOPMENT, SALES,
 (Section 4.1)                            ADMINISTRATION, GENERAL OFFICE AND
                                          STORAGE, AND OTHER DIRECTLY RELATED
                                          USES AS WELL AS OTHER LEGAL USES IF
                                          APPROVED IN WRITING BY LANDLORD,
                                          APPROVAL NOT TO BE UNREASONABLY
                                          WITHHELD.

       O.               PERMITTED TENANT'S ALTERATIONS LIMIT: $10,000
 (Section 5.2)

       P.               TENANT'S LIABILITY INSURANCE MINIMUM: $5,000,000
 (Section 9.1)

       Q.               LANDLORD'S ADDRESS:  LARVAN PROPERTIES
 (Section 1.3)                               ATTN: DONN BYRNE
                                             1960 THE ALAMEDA
                                             SAN JOSE, CALIFORNIA 95128

       R.               TENANT'S ADDRESS:    HEALTHEON CORPORATION
 (Section 1.3)                               ATTENTION: KALLEN CHEN
                                             4600 PATRICK HENRY DRIVE
                                             SANTA CLARA, CALIFORNIA 95054

       S.               RETAINED REAL ESTATE BROKERS: Cornish and Carey
 (Section 15.13)        Commercial (representing only Tenant and not
                        representing Landlord) shall receive 50% of the commission, and Cooper-Brady and Colliers Parrish
                        International (representing only the Landlord and not representing Tenant) shall receive 50% of the commission.

       T.               LEASE: This Lease includes the summary of the Basic
 (Section 1.17)                Lease Terms, the Lease, and the following
                               exhibits and addenda: First Addendum to Lease, EXHIBIT A (site plan of the Project), EXHIBIT
                               B (Space Plan), EXHIBIT C (intentionally omitted), EXHIBIT D (acceptance agreement),
                               EXHIBIT E (intentionally omitted), EXHIBIT F
                               (intentionally omitted), EXHIBIT G (form of subordination agreement), EXHIBIT H (asbestos disclosure).

The foregoing Summary of Basic Lease Terms ("Summary") is incorporated into and made a part of this Lease. Each initially capitalized word used in this Lease or any Addendum or Amendment shall have the meaning ascribed to such words in this Summary, unless the context clearly indicates another meaning. In the event of any conflict between the Summary and the Lease, the provision of this Summary shall control.

LANDLORD:                               TENANT:

LARVAN PROPERTIES,                      HEALTHEON CORPORATION, A DELAWARE
A CALIFORNIA GENERAL PARTNERSHIP        CORPORATION

By:  VANDERSON CONSTRUCTION, INC. a      By: /s/ Kallen Chan
     California corporation, its             ---------------------------------
     General Partner

                                             KALLEN CHEN, Controller
                                             ---------------------------------
By: /s/ George F. Van Sickle                 [Typed or printed name and title]
    ----------------------------------

                                         Dated: 12/5/97
                                                ------------------------------

    George F. Van Sickle-President
    ----------------------------------
    [Typed or printed name and title]

By: Larscom Incorporated, a Delaware
    corporation
    its General Partner

By: /s/ Bruce Horn
    ----------------------------------

    Bruce Horn VP Finance
    ----------------------------------
    [Typed or printed name and title]

By: /s/ Donn Byrne
    ----------------------------------
    Donn Byrne, General Partner

Dated: 12/8/97
       -------------------------------

                                     LEASE
-------------------------------------------------------------------------------

     This Lease is dated as of the lease reference date specified in SECTION A of the Summary and is made by and between the party identified as Landlord in SECTION B of the Summary and the party identified as Tenant in SECTION C of the Summary.

                                     ARTICLE 1

                                    DEFINITIONS

   1.1 GENERAL: Any initially capitalized term that is given a special meaning by this Article 1, the Summary, or by any other provision of this Lease (including the exhibits attached hereto) shall have such meaning when used in this Lease or any addendum or amendment hereto unless otherwise clearly indicated by the context.

   1.2 ADDITIONAL RENT: The term "Additional Rent" is defined in PARA 3.2.

   1.3 ADDRESS FOR NOTICES: THe term "Address for Notices" shall mean the addresses set forth in the SECTIONS Q AND R of the Summary; provided, however, that after the Commencement Date, Tenant's Address for Notices shall be the address of the Premises.

   1.4 AGENTS: The term "Agents" shall mean the following: (i) with respect to Landlord or Tenant, the agents, employees, contractors, and invitees of such party; and (ii) in addition with respect to Tenant, Tenant's subtenants and their respective agents, employees, contractors, and invitees.

   1.5 AGREED INTEREST RATE: The term "Agreed Interest Rate" shall mean that interest rate determined as of the time it is to be applied that is equal to the lesser of (i) 3% in excess of the discount rate established by the Federal Reserve Bank of San Francisco as it may be adjusted from time to time, or (ii) the maximum interest rate permitted by Law.

   1.6 BASE MONTHLY RENT: The term "Base Monthly Rent" shall mean the fixed monthly rent payable by Tenant pursuant to PARA 3.1 which is specified in SECTION K of the Summary.

   1.7 BUILDING: The term "Building" shall mean the building in which the Premises are located which Building is identified in SECTION F of the Summary, the gross leasable area of which is referred to herein as the "Building Gross Leasable Area."

   1.8 COMMENCEMENT DATE: The term "Commencement Date" is the date the Lease Term commences, which term is defined in PARA 2.2.

   1.9 COMMON AREA: The term "Common Area" means the area of the Project outside the walls of the Building.

   1.10 COMMON OPERATING EXPENSES: The term "Common Operating Expenses" is defined in PARA 8.2.

   1.11 INTENTIONALLY OMITTED.

   1.12 EFFECTIVE DATE: The term "Effective Date" shall mean the date the last signatory to this Lease whose execution is required to make it binding on the parties hereto shall have executed this Lease.

   1.13 EVENT OF TENANT'S DEFAULT: The term "Event of Tenant's Default" is defined in PARA 13.1.

   1.14 HAZARDOUS MATERIALS: The term "Hazardous Materials" and "Hazardous Materials Laws" are defined in PARA 7.2E.

   1.15 INSURED AND UNINSURED PERIL: The terms "Insured Peril" and "Uninsured Peril" are defined in PARA 11.2E.

   1.16 LAW: The term "Law" shall mean any judicial decision, statutes, constitution, ordinance, resolution, regulation, rule, administrative order, or other requirement of any municipal, county, state, federal or other government agency or authority having jurisdiction over the parties to this Lease or the Premises, or both, in effect either at the Effective Date or any time during the Lease Term.

   1.17 LEASE: The term "Lease" shall mean the Summary, this Lease which is attached to the Summary and all elements of this Lease identified in SECTION I of the Summary, all of which are attached hereto and incorporated herein by this reference.

   1.18 LEASE TERM: The term "Lease Term" shall mean the term of this Lease which shall commence on the Commencement Date and continue for the period specified in SECTION J of the Summary.

   1.19 LENDER: The term "Lender" shall mean any beneficiary, mortgagee, secured party, lessor, or other holder of any Security Instrument.

   1.20 PERMITTED USE: The term "Permitted Use" shall mean the use specified in SECTION N of the Summary.

   1.21 PREMISES: The term "Premises" shall mean that building area described in SECTION D of the Summary that is within the Building.

   1.22 PROJECT" The term "Project" shall mean that real property and the improvements thereon which are specified in SECTION E of the Summary the aggregate gross leasable area of which is referred to herein as the "Project Gross Leasable Area."

   1.23 PRIVATE RESTRICTIONS: The term "Private Restrictions" shall mean all recorded covenants, conditions and restrictions, private agreements, reciprocal easement agreements, and any other recorded instruments affecting the use of the Premises which (i) exists as of the Effective Date, or (ii) are recorded after the Effective Date and are approved by Tenant.

   1.24 REAL PROPERTY TAXES: The term "Real Property Taxes" is defined in PARA 8.3.

   1.25 SCHEDULED COMMENCEMENT DATE: The term "Scheduled Commencement Date" shall mean the date specified in SECTION I of the Summary.

   1.26 SECURITY INSTRUMENT: The term "Security Instrument" shall mean any underlying lease, mortgage or deed of trust which now or hereafter affects the

Project, and any renewal, modification, consolidation, replacement or extension thereof.

   1.27 SUMMARY: The term "Summary" shall mean the Summary of Basic Lease Terms executed by Landlord and Tenant that is part of this Lease.

   1.28 TENANT'S ALTERATIONS: The term "Tenant's Alterations" shall mean all improvements, additions, alterations, and fixtures installed in the Premises by Tenant at its expense which are not Trade Fixtures.

   1.29 TENANT'S SHARE: The term "Tenant's Share" shall mean the percentage obtained by dividing Tenant's Gross Leasable Area by the Building Gross Leasable Area, which as of the Effective Date is the percentage identified in SECTION G of the Summary.

   1.30 TRADE FIXTURES: The term "Trade Fixtures" shall mean (i) Tenant's inventory, furniture, signs, and business equipment, and (ii) anything affixed to the Premises by Tenant at its expense for purposes of trade, manufacture, ornament or domestic use (except replacement of similar work or material originally installed by Landlord) which can be removed without material injury to the Premises unless such thing has, by the manner in which it is affixed, become an intregal part of the Premises.


                                   ARTICLE 2

                      DEMISE, CONSTRUCTION, AND ACCEPTANCE

    2.1 DEMISE OF PREMISES: Landlord hereby leases to Tenant, and Tenant leases from Landlord, for the Lease Term upon the terms and conditions of this Lease, the Premises for Tenant's own use in the conduct of Tenant's business together with the right to use all of the Parking Stalls within the Project (subject to the limitations set forth in PARA 4.5. Landlord reserves the use of the exterior walls, the roof and the area beneath and above the Premises, together with the right to install, maintain, use, and replace ducts, wires, conduits and pipes leading through the Premises in locations which will not materially interfere with Tenant's use of the Premises.

   2.2 COMMENCEMENT DATE: On the Scheduled Commencement Date, the Lease Term shall commence, and such date shall be referred to herein as the "Commencement Date."

   2.3 INTENTIONALLY OMITTED.

   2.4 DELIVERY AND ACCEPTANCE OF POSSESSION: If this Lease provides that Landlord must deliver possession of the Premises to Tenant on a certain date, then if Landlord is unable to deliver possession of the Premises to Tenant on or before such date for any reason whatsoever, this Lease shall not be voidable for a period of 60 days thereafter, and Landlord shall not be liable to Tenant for any loss or damage resulting therefrom. If Landlord has not delivered possession within such 60 day period, Tenant may terminate this Lease without further liability to Landlord by giving Landlord ten (10) days written notice to deliver possession or have the Lease terminated. If Landlord does not deliver possession within such ten (10) day period, then the Lease shall be terminated, and Landlord shall forthwith return to Tenant any Rent or Security Deposit which Tenant has paid or provided to Landlord. Tenant shall accept possession and enter into good faith occupancy of the entire Premises on the Commencement Date. Tenant acknowledges that it has had an opportunity to conduct, and has conducted, such inspections of the Premises as it deems necessary to evaluate its condition. Except as otherwise specifically provided herein, Tenant agrees to accept possession of the Premises in its then existing condition, "as-is", including all patent and latent defects. Tenant's taking possession of any part of the Premises shall be deemed to be an acceptance by Tenant of the improvements. At the time Landlord delivers possession of the Premises to Tenant, Landlord and Tenant shall together execute an Acceptance Agreement in the form attached as EXHIBIT D, appropriately completed. Landlord shall have no obligation to deliver possession, nor shall Tenant be entitled to take occupancy, of the Premises until such Acceptance Agreement has been executed, but Tenant's obligation to pay Base Monthly Rent and Additional Rent shall not be excused or delayed because of Tenant's failure to execute such Acceptance Agreement.

   2.5 EARLY OCCUPANCY: From the Effective Date to the Commencement Date, Tenant shall have the right to enter and use the Premises for the purpose of deliveries, interior renovation and installation of improvements, equipment, and furniture, phone installation, and general setup (the "Early Occupancy Period"). Occupancy during the Early Occupancy Period shall be subject to all of the terms, covenants and conditions of the Lease (including but not limited to provisions for insurance and indemnity; provided; however, that the rent payable during the Early Occupancy Period shall be waived. During the Early Occupancy Period, Tenant shall pay for all utility services for the Premises, including but not limited to gas, electric, water, cleaning and janitorial, and trash disposal, and shall have such services billed directly to Tenant for payment. During the Early Occupancy Period, Tenant shall at all times make the Project and the Premises available for Landlord's Agents to conduct needed repair and construction work to carry out Landlord's responsibilities under the Lease and the First Addendum to Lease, including but not limited to Landlord's obligation to remove asbestos containing materials under Paragraph 5 of the First Addendum to Lease, and otherwise to improve the Building as needed. Neither time required for such matters nor any delays in Landlord's completion of the improvements to building systems which are contemplated hereby shall affect, delay, or extend the Commencement Date. Tenant shall not be entitled to begin early occupancy until the Letter of Credit required by Paragraph 1 of the First Addendum to Lease is posted as required therein.

                                   ARTICLE 3

                                     RENT

   3.1 BASE MONTHLY RENT: Commencing on the Commencement Date and continuing throughout the Lease Term. Tenant shall pay to Landlord the Base Monthly Rent set forth in SECTION K of the Summary.

   3.2 ADDITIONAL RENT: Commencing on the Commencement Date and continuing throughout the

Lease Term, Tenant shall pay the following as additional rent (the "Additional Rent"): (i) any late charges or interest due Landlord pursuant to PARA 3.4; (ii) Tenant's Share of Common Operating Expenses as provided in PARA 8.1; (iii) Landlord's share of any Subrent received by Tenant upon certain assignments and sublettings as required by PARA 14.1 and any costs and attorney's fees required by said Paragraph; (iv) any legal fees and costs due Landlord pursuant to PARA 15.9; and (v) any other charges due Landlord pursuant to this Lease.

   3.3 PAYMENT OF RENT: On or before the Commencement Date, Tenant shall pay to Landlord the amount set forth in SECTION L of the Summary as prepayment of rent for credit against the first installment(s) of Base Monthly Rent. All rent required to be paid in monthly installments shall be paid in advance on the first day of each calendar month during the Lease Term. If Section K of the Summary provides that the Base Monthly Rent is to be increased during the Lease Term and if the date of such increase does not fall on the first day of a calendar month, such increase shall become effective on the first day of the next calendar month. All rent shall be paid in lawful money of the United States, without any abatement, deduction or offset whatsoever (except as specifically provided in PARA 11.4 and PARA 12.3), and without any prior demand therefor. Rent shall be paid to Landlord at its address set forth in Section P of the Summary, or at such other place as Landlord may designate from time to time. Tenant's obligation to pay Base Monthly Rent and Tenant's Share of Common Operating Expenses shall be prorated at the commencement and expiration of the Lease Term.

   3.4 LATE CHARGE AND INTEREST ON RENT IN DEFAULT. If any Base Monthly Rent or Additional Rent is not received by Landlord from Tenant within five (5) calendar days after the date on which Landlord gives Tenant written notice that it is due and unpaid, then Tenant shall immediately pay to Landlord a late charge equal to Six Percent (6%) of such delinquent rent as liquidated damages for Tenant's failure to make timely payment (and not in lieu of interest due thereon). If Landlord gives such a notice on two occasions within any twenty four (24) month period, then the said late charge shall be payable thereafter and for the remainder of this Lease without notice, in the event that such Rent is not received by Landlord from Tenant within five (5) calendar days after the date on which it is due. In no event shall this provision for a late charge be deemed to grant to Tenant a grace period or extension of time within which to pay any rent or prevent Landlord from exercising any right or remedy available to Landlord upon Tenant's failure to pay any rent due under this Lease in a timely fashion, including any right to terminate this Lease pursuant to PARA 13.2B. If any rent remains delinquent for a period in excess of 30 days then, in addition to such late charge, Tenant shall pay to Landlord interest on such rent at the Agreed Interest Rate from the date on which such amount became due until fully paid.

   3.5 SECURITY DEPOSIT: On the Effective Date, Tenant shall deposit with Landlord the amount set forth in SECTION M of the Summary as security for the performance by Tenant of its obligation under this Lease, and not as prepayment of rent, as well as any further Security Deposit required pursuant to the First Addendum to Lease (collectively the "Security Deposit"); subject to the provisions of Paragraph 1 of the First Addendum to Lease in regard to delayed provision of the further Security Deposit required by the First Addendum to Lease. Landlord may from time to time apply such portion of the Security Deposit as is reasonably necessary for the following purposes:(i) to remedy any default by Tenant in the payment of rent; (ii) to repair damage to the Premises caused by Tenant (provided, that any such application occurring prior to the expiration or earlier termination of this Lease shall be done only to remedy an Event of Tenant's default); (iii) to clean, repair, and restore the Premises upon termination of the Lease to the condition required hereby; and (iv) to remedy any other default of Tenant to the extent permitted by Law and, in this regard, Tenant hereby waives any restriction on the uses to which the Security Deposit may be put contained in California Civil Code Section 1950.7. In the event the Security Deposit or any portion thereof is so used, Tenant agrees to pay to Landlord promptly upon demand an amount in cash sufficient to restore the Security Deposit to the full original amount. Landlord shall not be deemed a trustee of the Security Deposit, may use the Security Deposit in business, and shall not be required to segregate it from its general accounts. Tenant shall not be entitled to any interest on the Security Deposit. If Landlord transfers the Premises during the Lease Term, Landlord may pay the Security Deposit to any transferee of Landlord's interest in conformity with the provisions of California Civil Code Section 1950.7 and/or any successor statute, in which event the transferring Landlord will be released from all liability for the return of the Security Deposit. Upon expiration or sooner termination of the Lease, Landlord shall return to Tenant the balance of the Security Deposit held by Landlord on such date of expiration or termination, less any amounts used by Landlord in accordance with this Lease, within a commercially reasonable time (and Tenant waives the specific time requirements in regard to return of the Security Deposit which are contained in Civil Code Section 1950.7). As used in this Paragraph, a "commercially reasonable time" for return of the Security Deposit shall mean within thirty (30) days after Landlord recovers possession of the Premises, except that if Landlord in good faith claims or is investigating a claim to all or any portion of the Security Deposit by reason of the application thereof to defaults other than non-payment of Base Monthly Rent or Common Operating Expenses, then Landlord shall return any remaining portion of the Security Deposit within forty five
(45) days after Landlord recovers possession of the Premises.

                            ARTICLE 4

                        USE OF PREMISES

   4.1 LIMITATION ON USE: Tenant shall use the Premises solely for the Permitted Use specified in SECTION N of the Summary. Tenant shall not do anything in or about the Premises which will (i) cause structural injury to the Building, or (ii) cause damage to any part of the Building except to the extent reasonably necessary for the installation of Tenant's Trade Fixtures and Tenant's Alterations, and then only in a manner which has been first approved by Landlord in writing. Tenant shall not operate any equipment within the

Premises which will (i) materially damage the Building or the Common Area,
(ii) overload existing electrical systems or other mechanical equipment servicing the Building, (iii) impair the efficient operation of the sprinkler system or the heating, ventilating or air conditioning ("HVAC") equipment within or servicing the Building, or (iv) damage, overload or corrode the sanitary sewer system. Tenant shall not attach, hang or suspend anything from the ceiling, roof, walls or columns of the Building or set any load on the floor in excess of the load limits for which such items are designed nor operate hard wheel forklifts within the Premises. Any dust, fumes, or waste products generated by Tenant's use of the Premises shall be contained and disposed so that they do not (i) create an unreasonable fire or health hazard, (ii) damage the Premises, or (iii) result in the violation of any Law. Except as approved by Landlord, Tenant shall not change the exterior of the Building or install any equipment or antennas on or make any penetrations of the exterior or roof of the Building. Tenant shall not commit any waste in or about the Premises, and Tenant shall keep the Premises in a neat, clean, attractive and orderly condition, free of any nuisances. If Landlord designates a standard window covering for use throughout the Building, Tenant shall use this standard window covering to cover all windows in the Premises. Tenant shall not conduct on any portion of the Premises or the Project any sale of any kind, including any public or private auction, fire sale, going-out-of-business sale, distress sale or other liquidation sale.

   4.2 COMPLIANCE WITH REGULATIONS: Tenant shall not use the Premises in any manner which violates any Laws or Private Restrictions which affect the Premises. Tenant shall abide by and promptly observe and comply with all Laws and Private Restrictions. Tenant shall not use the Premises in any manner which will cause a cancellation of any insurance policy covering Tenant's Alterations or any improvements installed by Landlord at its expense or which poses an unreasonable risk of damage or injury to the Premises. Tenant shall not sell, or permit to be kept, used, or sold in or about the Premises any article which may be prohibited by the standard form of fire insurance policy. Tenant shall comply with all reasonable requirements of any insurance company, insurance underwriter, or Board of Fire Underwriters which are necessary to maintain the insurance coverage carried by either Landlord or Tenant pursuant to this Lease.

   4.3 OUTSIDE AREAS: No materials, supplies, tanks or containers, equipment, finished products or semi-finished products, raw materials, inoperable vehicles or articles of any nature shall be stored upon or permitted to remain outside of the Premises except in fully fenced and screened areas outside the Building which have been designed for such purpose and have been approved in writing by Landlord for such use by Tenant.

   4.4 SIGNS: Tenant shall not place on any portion of the Premises any sign, placard, lettering in or on windows, banner, displays or other advertising or communicative material which is visible from the exterior of the Building without the prior written approval of Landlord. All such approved signs shall strictly conform to all Laws and shall be installed at the expense of Tenant. Tenant shall maintain such signs in good condition and repair.

   4.5 PARKING: Tenant is allocated and shall have the exclusive right to use all of the parking stalls contained within the Project for its use and the use of Tenant's Agents. Tenant shall not at any time park its vehicles or the vehicles of others in any portion of the Project not designated by Landlord as a parking area. All trucks and delivery vehicles shall be (i) parked at the rear of the Building, (ii) loaded and unloaded in a manner which does not interfere with the businesses of other occupants of the Project, and (iii) permitted to remain on the Project only so long as is reasonably necessary to complete loading and unloading, and in no cases overnight. In the event Landlord elects or is required by any Law to limit or control parking in the Project or automobile commuting by Tenant's employees, by whatever method, Tenant agrees to participate in such program under such reasonable rules and regulations as are from time to time established by Landlord, and in whatever what is required for Landlord to comply with its legal obligations.

                              ARTICLE 5

                   TRADE FIXTURES AND ALTERATIONS

   5.1 TRADE FIXTURES: Throughout the Lease Term, Tenant may provide and install, and shall maintain in good condition, any Trade Fixtures required in the conduct of its business in the Premises. All Trade Fixtures shall remain Tenant's property.

   5.2 TENANT'S ALTERATIONS: Construction by Tenant of Tenant's Alterations shall be governed by the following:

     A. Tenant shall not construct any Tenant's Alterations or otherwise alter the Premises without Landlord's prior written approval, to make
Tenant's Alterations (i) which do not affect the structural or exterior parts or water tight character of the Building, and (ii) the reasonable estimated cost of which, plus the original cost of any part of the Premises removed or materially altered in connection with such Tenant's Alterations, together do not exceed the Permitted Tenant Alterations Limit specified in SECTION O of the Summary per work of improvement. In the event that Tenant makes Tenant's Alterations which do not require Landlord's approval pursuant to the preceding sentence, Tenant shall supply Landlord with notice of the work which has been done, and "as-built" drawings which show the work that has been done. In the event Landlord's approval for any Tenant's Alterations is required, Tenant shall not construct the Tenant's Alterations until Landlord has approved in writing the plans and specifications therefor, and such Tenant's Alterations shall be constructed substantially in compliance with such approved plans and specifications by a licensed contractor first approved by Landlord. All Tenant's Alterations constructed by Tenant shall be constructed by a licensed contractor in accordance with all Laws using new materials of good quality.

     B.  Tenant shall not commence
construction of any Tenant's Alterations until (i) all required governmental approvals and permits have been obtained, (ii) all requirements regarding insurance imposed by this Lease have been satisfied, (iii) Tenant has given Landlord at least five days' prior written notice of its intention to commence such construction, and (iv) if reasonably requested by Landlord, Tenant has obtained contingent liability and broad form builders' risk insurance in an amount reasonably satisfactory to Landlord if there are any perils relating to the proposed construction not covered by insurance carried pursuant to
Article 9.

     C. All Tenant's Alterations shall remain the property of Tenant during the Lease Term and may be altered or removed from the Premises, during the Lease Term provided that, in so doing, Tenant complies with all provisions of this Article 5 in doing so, and provided further that Tenant repairs any damage to the Premises or the Project caused by such alteration or removal, restoring the Premises and the Project to their condition prior to the installation of the removed Tenant's Alterations. At the expiration or sooner termination of the Lease Term, all Tenant's Alterations shall be surrendered to Landlord as part of the realty and shall then become Landlord's property, and Landlord shall have no obligation to reimburse Tenant for all or any portion of the value or cost thereof, provided, however, that if Landlord requires Tenant to remove any Tenant's Alterations, Tenant shall so remove such Tenant's Alterations prior to the expiration or sooner termination of the Lease Term. Notwithstanding the foregoing, Tenant shall not be obligated to remove any Tenant's Alterations with respect to which the following is true: (i) Tenant was required, or elected, to obtain the approval of Landlord to the installation of the Tenant's Alterations in question; (ii) at the time Tenant requested Landlord's approval, Tenant requested of Landlord in writing that Landlord inform Tenant of whether or not Landlord would require Tenant to remove such Tenant's Alterations at the expiration of the Lease Term; and
(iii) at the time Landlord granted its approval, it did not inform Tenant that it would require Tenant to remove such Tenant's Alterations at the expiration of the Lease Term.

   5.3 ALTERATIONS REQUIRED BY LAW: Tenant shall make any alteration, addition or change of any sort to the Premises that is required by any Law because of (i) Tenant's particular use or change of use of the Premises; (ii) Tenant's application for any permit or governmental approval; or (iii) Tenant's construction or installation of any Tenant's Alterations or Trade Fixtures. Any other alteration, addition, or change required by Law which is not the responsibility of Tenant pursuant to the foregoing shall be made by Landlord (subject to Landlord's right to reimbursement from Tenant specified in this Lease).

   5.4 AMORTIZATION OF CERTAIN CAPITAL IMPROVEMENTS: Tenant shall pay Additional Rent in the event Landlord reasonably elects or is required to make any of the following kinds of capital improvements to the Project and the cost thereof is not reimbursable as a Common Operating Expense: (i) capital improvements required to be constructed in order to comply with any Law (excluding any Hazardous Materials Law) not in effect or applicable to the Project as of the Effective Date; (ii) modification of existing or construction of additional capital improvements or building service equipment for the purpose of reducing the consumption of utility services or Common Operating Expenses of the Project; (iii) replacement of capital improvements or building service equipment existing as of the Effective Date when required because of normal wear and tear; and (iv) restoration of any part of the Project that has been damaged by any peril to the extent the cost thereof is not covered by insurance proceeds (which shall include, for the purposes of this Paragraph 5.4 only, the amount of any "deductible" (allowed hereby) on the applicable policy(ies) of insurance) actually recovered by Landlord up to a maximum amount per occurrence of 10% of the then replacement cost of the Project. The amount of Additional Rent Tenant is to pay with respect to each such capital improvement shall be determined as follows:

     A. All costs paid by Landlord to construct such improvements (including commercially reasonable financing costs) shall be amortized over the useful life of such improvement (as reasonably determined by Landlord in accordance with generally accepted accounting principles) with interest on the unamortized balance at the then prevailing market rate Landlord would pay if it borrowed funds to construct such improvements from an institutional lender, and Landlord shall inform Tenant of the monthly amortization payment required to so amortize such costs, and shall also provide Tenant with the information upon which such determination is made

     B.  As Additional Rent, Tenant shall pay at the same time the Base
Monthly Rent is due an amount equal to Tenant's Share of that portion of such monthly amortization payment fairly allocable to the Building (as reasonably determined by Landlord) for each month after such improvements are completed until the first to occur of (i) the expiration of the Lease Term (as it may be extended), or (ii) the end of the term over which such costs were amortized.

   5.5 MECHANIC'S LIENS: Tenant shall keep the Project free from any liens and shall pay when due all bills arising out of any work performed, materials furnished, or obligations incurred by Tenant or Tenant's Agents relating to the Project. If any claim of lien is recorded (except those caused by Landlord or Landlord's Agents), Tenant shall bond against or discharge the same within 10 days after Tenant has notice that the same has been recorded against the Project. Should any lien be filed against the Project or any action be commenced affecting title to the Project, the party receiving notice of such lien or action shall immediately give the other party written notice thereof.

   5.6 TAXES ON TENANT'S PROPERTY: Tenant shall pay before delinquency any and all taxes, assessments, license fees and public charges levied, assessed or imposed against Tenant or Tenant's estate in this Lease or the property of Tenant situated within the Premises which become due during the Lease Term. If any tax or other charge is assessed by any governmental agency because of the execution of this Lease, such tax shall be paid by Tenant. On demand by Landlord, Tenant shall furnish Landlord with satisfactory evidence of these payments.

                            ARTICLE 6

                      REPAIR AND MAINTENANCE

   6.1 TENANT'S OBLIGATION TO MAINTAIN: Except as otherwise provided in PARA 6.2, PARA 11.1, and PARA 12.3, Tenant shall be responsible for the following during the Lease Term:

     A. Except as to those items which are Landlord's responsibility under Paragraph 6.2, Tenant shall clean and maintain in good order, condition, and repair when necessary the Premises and the Building and every part thereof, through regular inspections and servicing, including, but not limited to: (i) all plumbing and sewage facilities (including all sinks, toilets, faucets and drains), and all ducts, pipes, vents or other parts of the HVAC or plumbing system; (ii) all fixtures, interior and exterior walls, floors, carpets and ceilings; (iii) all windows, doors, entrances, plate glass, showcases and skylights (including cleaning both interior and exterior surfaces); (iv) all electrical facilities and all equipment (including all lighting fixtures, lamps, bulbs, tubes, fans, vents, exhaust equipment and systems); (vi) any automatic fire extinguisher equipment on the Project; (vii)the exterior surfaces (including painting) of the Building, (ix) utility facilities and other building service equipment; (x) the parking area, including cleaning, painting, restriping and resurfacing; (xi) the landscaping and other exterior facilities of the Project, including replacement or installation of lighting fixtures, directional or other signs and signals, irrigation systems, trees, shrubs, ground cover and other plant materials; and

     B. With respect to utility facilities servicing the Premises (including electrical wiring and conduits, gas lines, water pipes, and plumbing and sewage fixtures and pipes), Tenant shall be responsible for the maintenance and repair of all such facilities, including all such facilities that are within the walls or floor, or on the roof of the Premises, and any part of such facility that is within the Project. Tenant shall replace any damaged or broken glass in the Premises (including all interior and exterior doors and windows) with glass of the same kind, size and quality. Tenant shall repair any damage to the Premises or the Project (including exterior doors, walls, windows, parking areas, trash areas, and landscaping) caused by vandalism or any unauthorized entry, provided, that if and only to the extent that Tenant is not covered by insurance for the losses described in this sentence, Landlord will, at no cost or expense to itself, make a claim against any applicable policy of insurance carried by the Landlord and covering such damages from vandalism or unauthorized entry, and provide Tenant with the benefit of any recovery or payment received in that regard. Landlord shall have no duty to make any claim unless, in Landlord's reasonable judgment, the claim is meritorious. In the event that the claim is wholly or partially denied, Landlord shall not have further responsibility for prosecuting the claim, but on Tenant's written request, Landlord will assign the claim, without warranty, to Tenant, which may prosecute the claim (provided further, that Tenant shall at all times meet any of its own expenses of prosecuting any assigned claim against any insurance carrier, and hold Landlord harmless and indemnify Landlord against any damage to Landlord resulting from the making or prosecution of such a claim).

     C. Tenant shall (i) maintain and repair all HVAC equipment for the Building, and shall keep the same in good condition through regular inspection and servicing, and (ii) maintain continuously throughout the Lease Term a service contract for the maintenance of all such HVAC equipment with a licensed HVAC repair and maintenance contractor approved by Landlord, which contract provides for the periodic inspection and servicing of the HVAC equipment at least once every 60 days during the Lease Term. Notwithstanding the foregoing, Landlord may elect at any time to assume responsibility for the maintenance, repair and replacement of such HVAC equipment. Tenant shall furnish Landlord with copies of all such service contracts, which shall provide that they may not be canceled or changed without at least 30 days' prior written notice to Landlord.

     D. All repairs and replacements required of Tenant shall be promptly made with new materials of like kind and quality. If the work affects the structural parts of the Building or if the estimated cost of any item of repair or replacement is in excess of the Permitted Tenant's Alterations Limit, then Tenant shall first obtain Landlord's written approval of the scope of the work, plans therefor materials to be used and the contractor

     Notwithstanding anything to the contrary in Paragraph 6.1, Landlord shall perform and construct, and Tenant shall have no responsibility to perform or construct, any repair, maintenance or improvement to the Premises
(i) necessitated by the acts or omissions of Landlord, or its Agents, (ii) required under Landlord's Corrective Responsibility (as defined herein), or
(iii) for which Landlord has a right of reimbursement from others. Restoration of damage which is covered by Articles 11 or 12 shall be determined as set forth in such Articles. Whenever the proper repair and maintenance required of Tenant rises to the level of replacement of the roof, building systems, HVAC systems, or other matters which are otherwise Tenant's responsibility, Landlord shall have the responsibility to conduct such replacement, which shall be (i) treated as a "capital expenditure" if it is a capital expenditure under generally accepted accounting principles, in which case the costs thereof shall be amortized and paid by Tenant in accordance with the provisions of Paragraph 5.4; or (ii) treated as an item of Common Operating Expenses if it is not a capital expenditure under generally accepted accounting principles Determination of whether such an item is a capital expense or not under generally accepted accounting principles shall be conclusively made by Landlord's certified public accountant.

     To the extent that any of Tenant's repair and maintenance responsibilities involve matters which are wholly or partially covered under any warranty by a third party to Landlord, Landlord will, at no cost or expense to itself, make a claim against any applicable warranty available to Landlord and covering such damages and provide Tenant with the benefit of any recovery or payment received in that regard. Landlord shall have no duty to make any claim unless, in Landlord's reasonable judgment, the claim is meritorious. In the event that the claim is wholly or partially denied, Landlord shall not have further responsibility for prosecuting the claim, but on Tenant's written request, Landlord will assign the claim, without warranty, to Tenant, which may prosecute the claim (provided further, that Tenant shall at all times meet any expenses of prosecuting any assigned claim against any warrantor, and hold Landlord harmless and indemnify Landlord against any damage to Landlord resulting from the making or prosecution of such a claim).

   6.2 LANDLORD'S OBLIGATION TO MAINTAIN: Landlord shall repair and maintain in good order and replace when necessary (i) the structural parts of the Building, including, without limitation, the foundation, load-bearing walls, the structural members of the roof, and the floor slab, (ii) the plumbing lines, pipes, and conduits serving the Premises, including the fire protection loop, to the point of entry into the Building; and (iii) the roof membrane, so that the same are kept in good order and repair. Landlord shall further be responsible for the correction of defects in design and construction of the Project existing as of the Commencement Date (unless caused by the acts or omissions of Tenant or Tenant's Agents, and in the case of the roofing system and membrane and the HVAC system, only to the extent provided in the First Addendum to Lease) and corrections of violations of any Laws relating to the Premises which were in existence as of the Commencement Date (except as otherwise provided in this Lease, including, but not limited to, those provisions which assign responsibility for compliance with the Americans with Disabilities Act to Tenant as regards the interior of the Premises). The responsibility for correction of defects and legal violations set forth in the preceding sentence is referred to herein as "Landlord's Corrective Responsibility". Landlord shall not be responsible for repairs required by an accident, fire or other peril or for damage caused to any part of the Project by any act or omission of Tenant or Tenant's Agents except as otherwise required by Article 11. Landlord may engage contractors of its choice to perform the obligations required of it by this Article, and the necessity of any expenditure to perform such obligations shall be at the sole, but reasonable, discretion of Landlord. Landlord's expenses in complying with this Paragraph shall be reimbursed by Tenant according to the following provisions: (i) such expense shall be treated as a "capital expenditure" if it is a capital expenditure under generally accepted accounting principles, in which case the costs thereof shall be amortized and paid by Tenant in accordance with the provisions of Paragraph 5.4; or (ii) such expense shall be treated as an item of Common Operating Expenses if it is not a capital expenditure under generally accepted accounting principles. Determination of whether such an item is a capital expense or not under generally accepted accounting principles shall be conclusively made by Landlord's certified public accountant. Landlord shall be solely responsible for the expense of complying with Landlord's Corrective Responsibility, and shall not be entitled to any reimbursement from Tenant with respect to such matters.

   6.3 CONTROL OF EXTERIOR AREA: Landlord shall have the right, without the same constituting an actual or constructive eviction and without entitling Tenant to any abatement of rent, to: (i) close any part of the exterior area of the Project to whatever extent required in the opinion of Landlord's counsel to prevent a dedication thereof or the accrual of any prescriptive rights therein so long as the same does not unreasonably and adversely affect Tenant's access to and use of the Premises and Tenant's parking rights; (ii) temporarily close all or part of the exterior area of the Project for any reason deemed sufficient by Landlord so long as the same does not unreasonably and adversely affect Tenant's access to and use of the Premises and Tenant's parking rights; (iii) make changes to the exterior area of the Project, including, without limitation, changes in the location of driveways, entrances, exits, parking spaces, parking areas, sidewalks or the direction of the flow of traffic in any reasonable way, so long as same does not unreasonably and adversely affect Tenant's use and enjoyment of the Premises; and/or (iv) remove unauthorized persons from the Project. Tenant shall keep the exterior area of the Project clear of all obstructions created or permitted by Tenant. If in the opinion of Landlord unauthorized persons are using any of the exterior area of the Project by reason of the presence of Tenant in the Building, Tenant, upon demand of Landlord, shall restrain such unauthorized use by appropriate proceedings. In exercising any such rights regarding the exterior area of the Project, (i) Landlord shall make a reasonable effort to minimize any disruption to Tenant's business, and (ii) Landlord shall not exercise its rights in a manner that would materially interfere with Tenant's use of the Premises without first obtaining Tenant's consent. Landlord shall have no obligation to provide guard services or other security measures for the benefit of the Project or the safety of Tenant, Tenant's Agents, or others. Tenant assumes all responsibility for the protection of Tenant and Tenant's Agents, and others on the Project, from acts of third parties; provided, however, that nothing contained herein shall prevent Landlord, at its sole option, from providing security measures for the Project.

                                  ARTICLE 7

                          WASTE DISPOSAL AND UTILITIES

   7.1 WASTE DISPOSAL: Tenant shall store its waste either inside the Premises or within outside trash enclosures that are fully fenced and screened in compliance with all Private Restrictions, and designed for such purpose. All entrances to such outside trash enclosures shall be kept closed, and waste shall be stored in such manner as not to be visible from the exterior of such outside enclosures. Tenant shall cause all of its waste to be regularly removed from the Premises at Tenant's sole cost. Tenant shall keep all fire corridors and mechanical equipment rooms in the Premises free and clear of all obstructions at all times.

   7.2 HAZARDOUS MATERIALS: Landlord and Tenant agree as follows with respect to the existence or use of Hazardous Materials on the Project:

     A. Any handling, transportation, storage, treatment, disposal or use of Hazardous Materials by Tenant and Tenant's Agents after the Effective Date in or about the Project shall strictly comply with all applicable Hazardous Materials Laws. Tenant shall indemnify, defend upon demand with counsel reasonably acceptable to Landlord, and hold harmless Landlord from and against any liabilities, losses, claims, damages, lost profits, consequential damages, interest, penalties, fines, monetary sanctions, attorneys' fees, experts' fees, court costs, remediation costs, investigation costs, and other expenses to the extent the same arise in any manner whatsoever out of the use, storage, treatment, transportation, release or disposal of Hazardous Materials on or about the Project by Tenant or Tenant's Agents after the Effective Date.

     B. If the presence of Hazardous Materials on the Project caused or knowingly or actively negligently permitted by Tenant or Tenant's Agents after the Effective Date results in contamination or deterioration of water or soil resulting in a level of contamination greater than the levels established as acceptable by any governmental agency having jurisdiction over such contamination, then Tenant shall promptly take any and all action necessary to investigate and remediate such contamination if required by Law or as a condition to the issuance or continuing effectiveness of any governmental approval which relates to the use of the Project or any part thereof. Tenant shall further be solely responsible for, and shall defend, indemnify and hold Landlord and its agents harmless from and against, all claims, costs and liabilities, including attorneys' fees and costs, to the extent the same arise out of or in connection with any investigation and remediation required hereunder to return the Project to its condition existing prior to the appearance of such Hazardous Materials.

     C. Landlord and Tenant shall each give written notice to the other as soon as reasonably practicable of (i) any communication received from any governmental authority concerning Hazardous Materials which relates to the Project, and (ii) any contamination of the Project by Hazardous Materials which constitutes a violation of any Hazardous Materials Law. Tenant may use small quantities of household chemicals such as adhesives, lubricants, and cleaning fluids in order to conduct its business at the Premises and such other Hazardous Materials as are necessary for the operation of Tenant's business of which Landlord receives notice prior to such Hazardous Materials being brought onto the Premises and which Landlord consents in writing may be brought onto the Premises. At any time during the Lease Term, Tenant shall, within ten (10) business days after written request therefor received from Landlord, disclose in writing all Hazardous Materials that are being used by Tenant on the Project, the nature of such use, and the manner of storage and disposal.

     D. Landlord, at its sole cost and expense except as set forth below in this Subparagraph D, may cause testing wells to be installed on the Project, and may cause the ground water to be tested to detect the presence of Hazardous Material by the use of such tests as are then customarily used for such purposes. If Tenant so requests, Landlord shall supply Tenant with copies of such test results. The cost of such tests and of the installation, maintenance, repair and replacement of such wells shall be paid by Tenant if such tests disclose the existence of facts which give rise to liability of Tenant pursuant to its indemnity given in PARA 7.2A and/or PARA 7.2B.

     E. As used herein, the term "Hazardous Material," means any hazardous or toxic substance, material or waste which is or becomes regulated by any local governmental authority, the State of California or the United States Government. The term "Hazardous Material," includes, without limitation, petroleum products, asbestos, PCB's, and any material or substance which is
(i) listed under Article 9 or defined as hazardous or extremely hazardous pursuant to Article 11 of Title 22 of the California Administrative Code, Division 4, Chapter 20, (ii) defined as a "hazardous waste" pursuant to
Section 1004 of the Federal Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (iii) defined as a "hazardous substance" pursuant to Section 101 of the Comprehensive Environmental Response; Compensation and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). As used herein, the term "Hazardous Material Law" shall mean any statute, law, ordinance, or regulation of any governmental body or agency (including the U.S. Environmental Protection Agency, the California Regional Water Quality Control Board, and the California Department of Health Services) which regulates the use, storage, release or disposal of any Hazardous Material.

     F. LANDLORD'S INDEMNITY REGARDING HAZARDOUS MATERIALS: Landlord shall indemnify Tenant from its actual out of pocket cost of complying with any administrative order (a "Compliance Order") issued by any governmental agency pursuant to the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. 9601 et seq. or the Carpenter/Presley/Tanner Hazardous Substances Account Act, California Health and Safety Code Section 25300, et seq., which is issued against Tenant and with which Tenant is obligated to comply solely because of Tenant's status as an "owner" or "operator" of the Premises, if such Compliance Order results from the presence on the Premises of Hazardous Materials which is not caused, exacerbated, or contributed to by Tenant or Tenant's Agents, provided that one of the following conditions is met:

     1. Tenant proves by clear and convincing evidence that the Compliance Order arises solely from a release of Hazardous Materials which took place before the first date on which Tenant occupied the Premises; or

     2. Tenant proves by clear and convincing evidence (1) that such Compliance Order does not result from the presence on the Premises of Hazardous Materials which was caused, exacerbated, or contributed to by Tenant or Tenant's Agents, and (2) that such Compliance Order does not result from a release of Hazardous Materials which was caused, exacerbated, or contributed to by Tenant or Tenant's Agents.

     Landlord's obligation under this indemnity is limited to Tenant's actual, out of pocket costs incurred in complying with a Compliance Order and attorney's fees incurred in defending against a proposed Compliance Order, provided that one of the preceding conditions is met, so long as Landlord may select the attorney to defend Tenant and have sole authority to make all settlement and decisions in regard to the proceedings, including the decision whether to challenge administrative orders by appeal or court challenge. Landlord shall have no liability under this

Paragraph for any other claims, costs, damages, or losses incurred by Tenant, including without limitation personal injury, property damage, punitive damages, damage to business, lost profits, or other consequential damages incurred by Tenant or any third party.

     G. Except as otherwise disclosed to Tenant in writing prior to the Effective Date, to the best of Landlord's knowledge (i) no underground storage tanks are present on the Premises or Project; and (ii) no action or proceeding is pending or threatened regarding the Premises or Project concerning any Hazardous Material.

     H. The obligations of Landlord and Tenant under this PARA 7.2 shall survive the expiration or earlier termination of the Lease Term. The rights and obligations of Landlord and Tenant with respect to issues relating to Hazardous Materials are exclusively established by this PARA 7.2. In the event of any inconsistency between any other part of this Lease and this PARA 7.2, the terms of this PARA 7.2 shall control.

   7.3 UTILITIES: Tenant shall promptly pay, as the same become due, all charges for water, gas, electricity, telephone, sewer service, janitorial and cleaning services, waste pick-up and any other utilities, materials or services furnished directly to or used by the Tenant on or about the Premises during the Lease Term, including, without limitation, (i) meter, use and/or connection fees, hook-up fees, or standby fee (excluding any connection fees or hook-up fees which relate to making the existing electrical, gas, and water service accessible to the Premises as of the Commencement Date), and
(ii) penalties for discontinued to interrupted service. Landlord shall not have any duty to provide or pay for janitorial, cleaning, or maintenance of the Premises.

   7.4 COMPLIANCE WITH GOVERNMENTAL REGULATIONS: Landlord and Tenant shall comply with all rules, regulations and requirements promulgated by national, state or local governmental agencies or utility suppliers concerning the use of utility services, including any rationing limitation or other control. Tenant shall not be entitled to terminate this Lease not to any abatement in rent by reason of such compliance.

                                     ARTICLE 8

                             COMMON OPERATING EXPENSES

   8.1 TENANT'S OBLIGATION TO REIMBURSE: As Additional Rent, Tenant shall pay Tenant's Share (specified in SECTION G of the Summary) of all Common Operating Expenses. Tenant shall pay such share of the actual Common Operating Expenses incurred or paid by Landlord but not theretofore billed to Tenant within 30 days after receipt of a written bill therefor from Landlord, on such periodic basis as Landlord shall designate, but in no event more frequently than once a month. Alternatively, Landlord may from time to time require that Tenant pay Tenant's Share of Common Operating Expenses in advance in estimated monthly installments, in accordance with the following:
(i) Landlord shall deliver to Tenant Landlord's reasonable estimate of the Common Operating expenses it anticipates will be paid on incurred for the Landlord's fiscal year in question; (ii) during such Landlord's fiscal year Tenant shall pay such share of the estimated Common Operating Expenses in advance in monthly installments as required by Landlord due with the installments of Base Monthly Rent; and (iii) within 90 days after the end of each Landlord's fiscal year, Landlord shall furnish to Tenant a statement in reasonable detail of the actual Common Operating Expenses paid or incurred by Landlord during the just ended Landlord's fiscal year and thereupon there shall be an adjustment between Landlord and Tenant, with payment to Landlord or credit by Landlord against the next installment of Base Monthly Rent (or payment to Tenant by Landlord if the Lease has terminated or expired and there are no other or further amounts due from Tenant to Landlord against which such amounts can be credited),as the case may require, within 10 days after delivery by Landlord to Tenant of said statement, so that Landlord shall receive the entire amount of Tenant's Share of all Common Operating Expenses for such Landlord's Fiscal year and no more. Tenant shall have the right at its expense, exercisable upon reasonable prior written notice to Landlord, to inspect the Landlord's office during normal books and records as they relate to Common Operating Expenses. Such inspection must be within 30 days of Tenant's receipt of Landlord's annual statement for the same (and is waived as to any year where such an inspection is not timely conducted), and shall be limited to verification of the charges contained in such statement. Tenant may not withhold payment of such bill pending completion of such inspection.

   8.2 COMMON OPERATION EXPENSES DEFINED: The term "Common Operating Expenses" shall mean the following:

     A. Except as otherwise provided herein, all costs and expenses paid or incurred by Landlord in doing the following (including payments to independent contractors providing services related to the performance of the following): (i) performing all maintenance required of Landlord under this Lease and performing any other maintenance which is necessitated by Tenant's failure to maintain as obliged hereunder;(ii) maintenance of the liability, fire and property damage insurance covering the Project carried by Landlord pursuant to PARA 9.2 (including the prepayment of premiums for coverage of up to one year); (iii) complying with all applicable Laws; and (iv) providing security to the extent that Landlord may see fit in its sole discretion, to do so.

     B. The following costs, (i) Real Property Taxes as defined in PARA 8.3; (ii) the amount of any "deductible" paid by Landlord with respect to damage caused by any insured Peril (unless the damage causes termination of the Lease under the provisions of Article 11 hereof); (iii) the cost to repair damage caused by an Uninsured Peril up to a maximum amount in any 12 month period equal to 2% of the replacement cost of the buildings or other improvements damaged; and (iv) that portion of all compensation (including benefits and premiums for workers' compensation and other insurance) paid to or on behalf of employees of Landlord but only to the extent they are involved in the performance of the work described by PARA 8.2A that is fairly allocable to the Project (and not including compensation of executive personnel of Landlord).

     C. Fees for management services rendered by either Landlord or a third party manager engaged by Landlord (which may be a party affiliated with Landlord), except that the total amount charged for management services and included in Tenant's Share of Common Operating Expenses shall not exceed the monthly rate of Two Percent (2%) of the Base Monthly Rent.

     D. All additional costs and expenses incurred by Landlord with respect to the operation, protection, maintenance, repair and replacement of the Project which are not specified in the preceding Subparagraphs of this Paragraph 8.2 and which are current expenses, not capital expenses, according to generally accepted accounting principles as determined conclusively by Landlord's independent certified public accountant; provided, however, that Common Operating Expenses shall not include any of the following: (i) payments on any loans or ground leases affecting the Project; (ii) depreciation of any buildings or any major systems of building service equipment within the Project; (iii) any cost incurred in complying with Hazardous Materials Laws, which subject is governed exclusively by PARA 7.2, (iv) costs (a) for which Landlord has a right of reimbursement from others, or (b) which Tenant reimburses Landlord directly or which Tenant pays directly to a third person, or (v) costs to comply with Landlord's Corrective Responsibility (as defined in Paragraph 6.2).

   8.3 REAL PROPERTY TAXES DEFINED; The term "Real Property Taxes" shall mean all taxes, assessments, levies, and other charges of any kind or nature whatsoever, general and special, foreseen and unforseen (including all installments of principal and interest required to pay any existing or future general or special assessments for public improvements, services or benefits, and any increases resulting from reassessments resulting from a change in ownership, new construction, or any other cause and including any interest and/or penalties accruing thereon, except as set forth below), now or hereafter imposed by any governmental or quasi-governmental authority or special district having the direct of indirect power to tax or levy assessments, which are levied or assessed against, or with respect to the value, occupancy or use of all or any portion of the Project (as now constructed or as may at any time hereafter be constructed, altered, or otherwise changed) or Landlord's interest therein, the fixtures, equipment and other property of Landlord, real or personal, that are an integral part of and located on the Project, the gross receipts, income, or rentals from the Project, or the use of parking areas, public utilities, or energy within the Project, or Landlord's business of leasing the Project. If at any time during the Lease Term the method of taxation or assessment of the Project prevailing as of the Effective Date shall be altered so that in lieu of or in addition to any Real Property Tax described above there shall be levied, assessed or imposed (whether by reason of change in the method of taxation or assessment, creation of a new tax or charge, or any other cause) an alternate or additional tax or charge (i) on the value, use or occupancy of the Project of Landlord's interest therein, or (ii) on or measured by the gross receipts, income or rentals from the Project, on Landlord's business of leasing the Project, or computed in any manner with respect to the operation of the Project, then any such tax or charge, however designated, shall be included within the meaning of the term "Real Property Taxes" for purposes of this Lease. If any Real Property Tax is based upon property or rents unrelated to the Project, then only that part of such Real Property Tax that is fairly allocable to the Project shall be included within the meaning of the term "Real Property Taxes". Notwithstanding the foregoing, the term "Real Property Taxes" shall not include (i) estate, inheritance, transfer, gift or franchise taxes of Landlord (ii) the federal or state net income tax imposed on Landlord's income from all sources, or (iii) taxes, assessments or any other governmental levies, or any increases in the foregoing occasioned by or relating to (a) land and improvements not reserved for Tenant's exclusive or nonexclusive use, (b) assessments and other fees for improvement and services which do not benefit the Project, or (c) Hazardous Materials except to the extent caused by Tenant's storage, use or disposal of Hazardous Materials or
(iv) interest or penalties caused by Landlord's late payment of non-payment of Real Property Taxes, provided, that on the occasion when such were due to be paid, Tenant had paid all of its Rent obligations to Landlord.

     Notwithstanding any provision to contrary contained herein, if Landlord elects to pay any tax, assessment or levy in total which Landlord could have elected to pay in installments without incurring any additional expense, but Landlord does not make such election, Tenant shall be required to pay only Tenant's Share of each installment payable with respect to the period of time covered by the Lease Term, as each such installment would have become due.

     Additionally, Tenant shall have the right, by appropriate proceedings, to protest or contest any assessment, reassessment or allocation of property taxes or any change therein. Landlord shall notify Tenant in writing of any change in property taxes within sufficient time to allow Tenant to review and, if it so desires, to contest or protest such change. In the contest or proceedings, Tenant may act in its own name and/or the name of the Landlord and Landlord will, at Tenant's request and expense cooperate with Tenant in any way Tenant may reasonably require in connection with such contest, provided that Landlord shall not be required to incur any expense (unless Tenant agrees to reimburse Landlord for such expense) or to incur any risks (unless Tenant agrees to indemnify against such risks). If Tenant does not pay the property taxes when due which are the subject of such protest or contest, Tenant shall post a bond in lieu thereof in an amount reasonably determined by Landlord but not less than one hundred twenty-five percent (125%) of the amount demanded by the taxing authorities, which bond shall be in a form satisfactory to Landlord, written by an approved surety, and which shall hold Landlord and the Project harmless from any damage arising out of the contest and ensure the payment of any judgment that may be rendered. With respect to any contest of property taxes or Laws, Tenant shall hold Landlord and the Premises harmless from any damage arising out of such protest or contest and shall pay any judgment that may be rendered for which Tenant would otherwise be liable under this Lease without such contest or protest. Any contest conducted by Tenant under this Paragraph shall be at Tenant's expense and if interest or late charges become payable as a result of such contest or protest, Tenant shall pay the same. Tenant shall receive the net benefit (after Landlord's expenses of obtaining the refund are paid) of all refunds of property taxes received with respect to the Lease Term, to the extent that Tenant paid such property taxes.

                                    ARTICLE 9

                                    INSURANCE

  9.1 TENANT'S INSURANCE: Tenant shall maintain insurance complying with all of the following:

        A. Tenant shall procure, pay for and keep in full force and effect the following:

             (1) Commercial general liability insurance, including property damage, against liability for personal injury, bodily injury, death and damage to property occurring in or about, or resulting from an occurrence in or about, the Premises with combined single limit coverage of not less than the amount of Tenant's Liability Insurance Minimum specified in SECTION P of the Summary, which insurance shall contain a "contractual liability" endorsement insuring Tenant's performance of Tenant's obligation to indemnify Landlord contained in PARA 10.3 (provided, however, that Tenant may satisfy all but $1,000,000.00 of this commercial general liability insurance coverage requirement by an "umbrella policy" of excess liability coverage which meets all of the other requirements hereof, which covers at least the same losses and damages as a commercial general liability policy, and which is in a form approved by Landlord);

             (2) Fire and property damage insurance in so-called "all risk" form insuring Tenant's Trade Fixtures and Tenant's Alterations for the full actual replacement cost thereof;

             (3) Such other insurance that is either (i) reasonably required by any Lender, or (ii) reasonably required by Landlord and customarily carried by tenants of similar property in similar businesses. In the event that Tenant believes that a Lender's requirement is unreasonable, Tenant shall nevertheless obtain the required insurance, but Landlord shall be reasonable for the cost thereof if it is established that requirement was unreasonable.

        B. Where applicable and required by Landlord, each policy of insurance required to be carried by Tenant pursuant to this PARA 9.1: (i) shall name Landlord and such other parties in interest as Landlord reasonably designates as additional insured; (ii) shall be primary insurance which provides that the insurer shall be liable for the full amount of the loss up to and including the total amount of liability set forth in the declarations without the right of contribution from any other insurance coverage of Landlord; (iii) shall be in a form satisfactory to Landlord; (iv) shall be carried with companies reasonably acceptable to Landlord; (v) shall provide that such policy shall not be subject to cancellation, lapse, or reduction in coverage except after at least 30 days prior written notice to Landlord so long as such provision of 30 days notice is reasonably obtainable, but in any event not less than 10 days prior written notice; (vi) shall not have a "deductible" in excess of such amount as is reasonably approved by Landlord; (vii) shall contain a cross liability endorsement; and (viii) shall contain a "severability" clause. If Tenant has in full force and effect a blanket policy of liability insurance with the same coverage for the Premises as described above, as well as other coverage of other premises and properties of Tenant, or in which Tenant has some interest, such blanket insurance shall satisfy the requirements of this PARA 9.1.

        C. A copy of each certificate of the insurer, certifying that such policy has been issued, providing the coverage required by this PARA 9.1, and containing the provisions specified herein, shall be delivered to Landlord prior to the time Tenant or any of its Agents enters the Premises and upon renewal of such policies, but not less than 5 days prior to the expiration of the term of such coverage. Landlord may, at any time, and form time to time, inspect and/or copy any and all insurance policies required to be procured by Tenant pursuant to this PARA 9.1. If any Lender or insurance advisor reasonably determines at any time that the amount of coverage required for any policy of insurance Tenant is to obtain pursuant to this PARA 9.1 is not adequate, then Tenant shall increase such coverage for such insurance to such amount as such Lender or insurance advisor reasonably deems adequate, not to exceed the level of coverage for such insurance commonly carried by comparable businesses similarly situated.

  9.2 LANDLORD'S INSURANCE: Landlord shall have the following obligations and options regarding insurance:

        A. Landlord shall maintain a policy or policies of fire and property damage insurance in so-called "all risk" form insuring Landlord (and such others as Landlord may designate) against loss of rents for a period of not less than 12 months and from physical damage to the Project with coverage of not less than the full replacement cost thereof. Landlord may so insure the Project separately, or may insure the Project with other property owned by Landlord which Landlord elects to insure together under the same policy or policies.
Such fire and property damage insurance (i) may be endorsed to cover loss caused by such additional perils against which Landlord may elect to insure, including earthquake and/or flood, and to provide such additional coverage as Landlord reasonably requires, (provided, that the cost of earthquake and flood insurance coverage shall not exceed a commercially reasonable sum and (ii) shall contain reasonable "deductibles" which, in the case of earthquake and flood insurance, may be up to 10% of the replacement cost of the property insured or such higher amount as is then commercially reasonable. Landlord shall not be required to cause such insurance to cover any Trade Fixtures or Tenant's Alterations of Tenant.

        B. Landlord may maintain a policy or policies of commercial general liability insurance insuring Landlord (and such others as are designated by Landlord) against liability for personal injury, bodily injury, death and damage to property occurring or resulting from an occurrence in, on or about the Project, with combined single limit coverage in such amount as Landlord from time to time determines is reasonably necessary for its protection.

  9.3 TENANT'S OBLIGATION TO REIMBURSE: If Landlord's insurance rates for the Building are increased at any time during the Lease Term as a result of the nature of Tenant's use of the Premises, Tenant shall reimburse Landlord for the full amount of such increase immediately upon receipt of a bill from Landlord therefor.

  9.4 RELEASE AND WAIVER OF SUBROGATION: Notwithstanding anything to the contrary contained in this Lease, the parties hereto release each other, and their respective agents and employees, from any liability for injury to any person or damage to property that is caused by or results from any risk insured against under any valid and collectible insurance policy carried by either of the parties which contains a waiver of subrogation by the insurer and is in force at the time of such injury or damage; subject to the following limitations: (i) the foregoing provision shall not apply to the commercial general liability insurance described by subparagraphs PARA 9.1A and PARA 9.2B; (ii) such release shall apply to liability resulting from any risk insured against or covered by self-insurance maintained or provided by Tenant to satisfy the requirements of PARA 9.1 to the extent permitted by this Lease; and (iii) Tenant shall not be released from any such liability to the extent any damages resulting from such injury or damage are not covered by the recovery obtained by Landlord from such insurance, but only if the insurance in question permits such partial release in connection with obtaining a waiver of subrogation from the insurer. This release shall be in effect only so long as the applicable insurance policy contains a clause to the effect that this release shall not affect the right of the insured to recover under such policy. Each party shall use reasonable efforts to cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against the other party and its agents and employees in connection with any injury or damage covered by such policy. However, if any insurance policy cannot be obtained with such a waiver of subrogation, or if such waiver of subrogation is only available at additional cost and the party for whose benefit the waiver is to be obtained does not pay such additional cost, then the party obtaining such insurance shall notify the other party of that fact and thereupon shall be relieved of the obligation to obtain such waiver of subrogation rights from the insurer with respect to the particular insurance involved.
        Landlord and Tenant agree to consider, in good faith, the request of either of them addressed to the other in writing, to extend the provisions of this Paragraph 9.4 to a contractor or subcontractor engaged by or through the requesting party, upon the offer of such contractor or subcontractor to enter into a similar agreement acceptable to the party to whom the request is addressed, but neither Landlord nor Tenant shall be obligated to grant such a request, and the decision to grant or deny such request shall be in the sole but reasonable discretion of the party to whom the request is addressed, and shall not be subject to any standard of reasonableness, anything to the contrary contained in this Lease to the contrary notwithstanding.

  Neither party shall lose the benefit of the waivers contained in this Paragraph 9.4 solely on account of the fact that a loss is not covered by insurance, if such fact is due to the other party's failure to obtain such insurance in breach of the other party's obligations under this Lease.

                                   ARTICLE 10

                 LIMITATION ON LANDLORD'S LIABILITY AND INDEMNITY

  10.1 LIMITATION ON LANDLORD'S LIABILITY: Landlord shall not be liable to Tenant, nor shall Tenant be entitled to terminate this Lease or to any abatement of rent (except as expressly provided otherwise herein), for any injury to Tenant or Tenant's Agents, damage to the property of Tenant or Tenant's Agents, or loss to Tenant's business resulting from any cause, including without limitation any: (i) failure, interruption or installation of any HVAC or other utility system or service; (ii) failure to furnish or delay in furnishing any utilities or services when such failure or delay is caused by fire or other peril, the elements, labor disturbances of any character, or any other accidents or other conditions beyond the reasonable control of Landlord; (iii) limitation, curtailment, rationing or restriction on the use of water or electricity, gas or any other form of energy or any services or utility servicing the Project; (iv) vandalism or forcible entry by unauthorized persons or the criminal act of any person; or (v) penetration of water into or onto any portion of the Premises or the Building through roof leaks or otherwise. Notwithstanding the foregoing but subject to PARA 9.4, Landlord shall be liable for any such injury, damage or loss which is proximately caused by Landlord's willful misconduct or gross or active negligence.

  10.2 LIMITATION ON TENANT'S RECOURSE: If Landlord is a corporation, trust, partnership, joint venture, unincorporated association or other form of business entity: (i) the obligations of Landlord shall not constitute personal obligations of the officers, directors, trustees, partners, joint ventures, members owners, stockholders, or other principals or representatives of such business entity; and (ii) Tenant shall not have recourse to the assets of such officers, directors, trustees, partners, joint venturers, members, owners, stockholders, principals or representatives except to the extent of their interest in the Project. Tenant shall have recourse only to the interest of Landlord in the Project (or, if the Project is sold, the proceeds of sale) for the satisfaction of the obligations of Landlord and shall not have recourse to any other assets of Landlord for the satisfaction of such obligations.

  10.3 INDEMNIFICATION OF LANDLORD: Tenant shall hold harmless, indemnify and defend Landlord, and its employees agents and contractors, with competent counsel reasonably satisfactory to Landlord (and Landlord agrees to accept counsel that any insurer requires be used), from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgements arising by reason of any death, bodily injury, personal injury or property damage resulting from (i) any cause or causes whatsoever (other than the willful misconduct or gross or active negligence of Landlord) occurring on or resulting from an occurrence on the Project during the Lease Term, (ii) the negligence or willful misconduct of Tenant or its agents, employees and contractors, wherever the same may occur, or (iii) and Event of Tenant's Default. The provisions of this PARA 10.3 shall survive the expiration or sooner termination of this Lease.

   10.4 INDEMNIFICATION OF TENANT: Landlord shall hold harmless, indemnify and defend Tenant, and its employees and Agents from all liability, penalties, losses, damages, costs, expenses, causes of action, claims and/or judgments not covered by insurance (including reasonable attorney's fees) arising by reason of any death, bodily injury, personal injury or property damage resulting from the gross or active negligence or willful misconduct of Landlord or its Agents or employees and for which Tenant is not, pursuant to Paragraph 10.3, obligated to indemnify Landlord. The provisions of this Paragraph 10.4 shall survive the expiration or sooner termination of this Lease.

                                      ARTICLE 11

                                  DAMAGE TO PREMISES

   11.1 LANDLORD'S DUTY TO RESTORE: If the Premises are damaged by any peril after the Effective Date, Landlord shall restore the Premises unless the Lease is terminated by Landlord pursuant to PARA 11.2 or by Tenant pursuant to PARA
11.3. All insurance proceeds available from the fire and property damage insurance carried by Landlord pursuant to PARA 9.2 shall be paid to and become the property of Landlord. If this Lease is terminated pursuant to either PARA
11.2 or PARA 11.3, then all insurance proceeds available from insurance carried by Tenant which covers loss to property that is Landlord's property or would become Landlord's property on termination of this Lease shall be paid or assigned to and become the property of Landlord. If this Lease is not so terminated, then upon receipt of the insurance proceeds (if the loss is covered by insurance) and the issuance of all necessary governmental permits, Landlord shall commence and diligently prosecute to completion the restoration of the Premises, to the extent then allowed by Law, to substantially the same condition in which the Premises were immediately prior to such damage. Landlord's obligation to restore shall be limited to the Premises and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant in the Premises. Tenant shall forthwith replace or fully repair all Tenant's Alterations and Trade Fixtures installed by Tenant and existing at the time of such damage or destruction, and all insurance proceeds received by Tenant from the insurance carried by it pursuant to PARA 9.1A(2) shall be used for such purpose. Landlord agrees to consult with Tenant in good faith in regard to the replacement or repair of Tenant's Alterations or Trade Fixtures which have been damaged, and to approve or disapprove Tenant's proposals for Tenant's Alterations or Trade Fixtures not to be replaced or repaired using a standard of commercial reasonableness.

   11.2 LANDLORD'S RIGHT TO TERMINATE: Landlord shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Tenant of a written notice of election to terminate within 30 days after the date of such damage:

        A. Either the Project or the Building is damaged by an Insured Peril to such an extent that the estimated cost to restore exceeds 33% of the then actual replacement cost thereof;

        B. Either the Project or the Building is damaged by an Uninsured Peril to such an extent that the estimated cost to restore exceeds 5% of the then actual replacement cost thereof; provided, however, that Landlord may not terminate this Lease pursuant to this PARA 11.2B if one or more tenants of the Project agree in writing to pay the amount by which the cost to restore the damage exceeds such amount and subsequently deposit such amount with Landlord within 30 days after Landlord has notified Tenant of its election to terminate this Lease;

        C. The Premises are damaged by any peril within 12 months of the last day of the Lease Term to such an extent that the estimated cost to restore equals or exceeds an amount equal to six times the Base Monthly Rent then due; provided, however, that Landlord may not terminate this Lease pursuant to this PARA 11.2C if Tenant, at the time of such damage, has a then valid express written option to extend the Lease Term and Tenant exercises such option to extend the Lease Term within 15 days following the date of such damage; or

        D. Either the Project or the Building is damaged by any peril and, because of the Laws then in force, (i) cannot be restored at reasonable cost to substantially the same condition in which it was prior to such damage, or (ii) cannot be used for the same use being made thereof before such damage if restored as required by this Article.

        E. As used herein, the following terms shall have the following meanings: (i) the term "Insured Peril" shall mean a peril actually or required to be insured against for which the insurance proceeds actually received by Landlord are sufficient (except for any "deductible" amount specified by such insurance) to restore the Project under then existing building codes to the condition existing immediately prior to the damage; and (ii) the term "Uninsured Peril" shall mean any peril which is not an Insured Peril. Notwithstanding the foregoing, if the "deductible" for earthquake or flood insurance exceeds 2% of the replacement cost of the improvements insured, such peril shall be deemed an "Uninsured Peril".

   11.3 TENANT'S RIGHT TO TERMINATE: If the Premises are damaged by any peril and Landlord does not elect to terminate this Lease or is not entitled to terminate this Lease pursuant to PARA 11.2, then as soon as reasonably practicable, Landlord shall furnish Tenant with the written opinion of Landlord's architect or construction consultant as to when the restoration work required of Landlord may be completed. Tenant shall have the right to terminate this Lease in the event any of the following occurs, which right may be exercised only by delivery to Landlord of a written notice of election to terminate within 10 days after Tenant receives from Landlord the estimate of the time needed to complete such restoration.

        A. The Premises are damaged by any peril and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within

180 days after the date of the report of Landlord's architect or construction consultant; or

        B. The Premises are damaged by any peril within 12 months of the last day of the Lease Term and, in the reasonable opinion of Landlord's architect or construction consultant, the restoration of the Premises cannot be substantially completed within 90 days after the date of such damage and such damage renders unusable more than 30% of the Premises.

   11.4 ABATEMENT OF RENT: In the event of damage to the Premises which does not result in the termination of this Lease, the Base Monthly Rent and the Additional Rent shall be temporarily abated during the period of restoration in proportion to the degree to which Tenant's use of the Premises is impaired by such damage. Tenant shall not be entitled to any compensation or damages from Landlord for loss of Tenant's business or property or for any inconvenience or annoyance caused by such damage or restoration. Tenant hereby waives the provisions of California Civil Code Sections 1932(2) and 1933(4) and the provisions of any similar law hereinafter enacted.

                                      ARTICLE 12

                                     CONDEMNATION

   12.1 LANDLORD'S TERMINATION RIGHT: Landlord shall have the right to terminate this Lease if, as a result of a taking by means of the exercise of the power of eminent domain (including a voluntary sale or transfer by Landlord to a condemnor under threat of condemnation), (i) more than 10% of the Building Leasable Area is so taken, or (ii) more than 50% of the Common Area (which in this Article means the area of the Project outside the Premises) is so taken. Any such right to terminate by Landlord must be exercised within a reasonable period of time, to be effective as of the date possession is taken by the condemnor.

   12.2 TENANT'S TERMINATION RIGHT: Tenant shall have the right to terminate this Lease if, as a result of any taking by means of the exercise of the power of eminent domain (including any voluntary sale or transfer by Landlord to any condemnor under threat of condemnation), (i) 10% or more of the Premises is so taken and that part of the Premises that remains is not or cannot be restored within a reasonable period of time and thereby made reasonably suitable for the continued operation of the Tenant's business, or (ii) there is a taking affecting the Common Area and, as a result of such taking, Landlord cannot provide parking spaces within reasonable walking distance of the Premises equal in number to at least 80% of the number of spaces allocated to Tenant by PARA 2.1, whether by rearrangement of the remaining parking areas in the Common Area (including construction of multi-deck parking structures or restriping for compact cars where permitted by Law) or by alternative parking facilities on other land. Tenant must exercise such right within a reasonable period of time, to be effective on the date that possession of that portion of the Premises or Common Area that is condemned is taken by the condemnor.

   12.3 RESTORATION AND ABATEMENT OF RENT: If any part of the Premises or the Common Area is taken by condemnation and this Lease is not terminated, then Landlord shall restore the remaining portion of the Premises and Common Area and interior improvements constructed by Landlord as they existed as of the Commencement Date, excluding any Tenant's Alterations, Trade Fixtures and/or personal property constructed or installed by Tenant. Thereafter, except in the case of a temporary taking, as of the date possession is taken (i) the Base Monthly Rent shall be reduced in the same proportion that the floor area of that part of the Premises so taken (less any addition thereto by reason of any reconstruction) bears to the original floor area of the Premises and/or (ii) there shall be an equitable adjustment of Base Monthly Rent to reflect any taking of the Common Area, to the extent such taking results in material diminishment of the value and useability of Tenant's's Lease; and in either event, Tenant shall be entitled to the benefit of any actual reduction in Common Operating Expenses which Landlord obtains as a result thereof (not including any condemnation award).

   12.4 TEMPORARY TAKING: If any portion of the Premises is temporarily taken for one hundred eighty (180) days or less, this Lease shall remain in effect.
If any portion of the Premises is temporarily taken by condemnation for a period which exceeds one hundred eighty (180) days or which extends beyond the natural expiration of the Lease Term, and such taking materially and adversely affects Tenant's ability to use the Premises for the Permitted Use, then Tenant shall have the right to terminate this Lease, effective on the date possession is taken by the condemnor.

   12.5 DIVISION OF CONDEMNATION AWARD: Any award made as a result of any condemnation of the Premises or the Common Area shall belong to and be paid to Landlord, and Tenant hereby assigns to Landlord all of its right, title and interest in any such award; provided, however, that Tenant shall be entitled to receive any condemnation award that is made directly to Tenant for the following so long as the award made to Landlord is not thereby reduced; (i) for the taking of personal property or Trade Fixtures belonging to Tenant, (ii) for the interruption of Tenant's business or its moving costs, (iii) for loss of Tenant's goodwill; or (iv) for any temporary taking where this Lease is not terminated as a result of such taking. The rights of Landlord and Tenant regarding any condemnation shall be determined as provided in this Article, and each party hereby waives the provisions of California Code of Civil Procedure
Section 1265.130 and the provisions of any similar law hereinafter enacted allowing either party to petition the Superior Court to terminate this Lease in the event of a partial taking of the Premises.

                                      ARTICLE 13

                                 DEFAULT AND REMEDIES

   13.1 EVENTS OF TENANT'S DEFAULT: Tenant shall be in default of its obligations under this Lease if any of the following events occurs (an "Event of Tenant's Default"):

        A. Tenant shall have failed to pay Base Monthly Rent or Additional Rent when due, and such failure is not cured within five (5) days after delivery of written notice from Landlord specifying such failure to pay, or

     B. Tenant shall have failed to perform any term, covenant, or condition of this Lease except those identified in Subparagraphs C through F of this Paragraph or requiring the payment of Base Monthly Rent or Additional Rent, and Tenant shall have failed to cure such breach within 30 days after written notice from Landlord specifying the nature of such breach where such breach could reasonably be cured within said 30 day period, or if such breach could not be reasonably cured within said 30 day period, Tenant shall have failed to commence such cure within said 30 day period and thereafter continue with due diligence to prosecute such cure to completion within such time period as is reasonably needed but not to exceed 120 days from the date of Landlord's notice; or

     C. Tenant shall have sublet the Premises or assigned its interest in the Lease in violation of the provisions contained in Article 14; or

     D.  Tenant shall have abandoned the Premises; or

     E. The occurrence of the following: (i) the making by Tenant of any general arrangements or assignments for the benefit of creditors; (ii) Tenant becomes a "debtor" as defined in 11 USC Section 101 or any successor statute thereto (unless, in the case of a petition filed against Tenant, the same is dismissed within 60 days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within 30 days; or (iv) the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged within 30 days; provided, however, in the event that any provision of this Section 13.1E is contrary to any applicable Law, such provision shall be of no force or effect; or

     F. Tenant shall have failed to deliver documents required of it pursuant to PARA 15.4 to PARA 15.6 within the time periods specified therein, and shall have further failed to deliver such documents within five (5) days after Landlord's further written notice declaring that Tenant must either perform its obligations under PARA 15.4 or PARA 15.6 or an Event of Tenant's Default will have occurred.

   13.2 LANDLORD'S REMEDIES: If an Event of Tenant's Default occurs, Landlord shall have the following remedies, in addition to all other rights and remedies provided by any Law or otherwise provided in this Lease, to which Landlord may resort cumulatively or in the alternative:

     A. So long as Landlord does not terminate Tenant's right to possession of the Premises, Landlord may keep this Lease in effect and enforce by an action at law or in equity all of its rights and remedies under this Lease, including (i) the right to recover the rent and other sums as they become due by appropriate legal action, (ii) the right to make payments required of Tenant or perform Tenant's obligations and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant, and (iii) the remedies of injunctive relief and specific performance to compel Tenant to perform its obligations under this Lease. Notwithstanding anything contained in this Lease, in the event of a breach of an obligation by Tenant which results in a condition which poses an imminent danger to safety of persons or damage to property, an unsightly condition visible from the exterior of the Building, or a threat to insurance coverage, then if Tenant does not cure such breach within five (5) days after delivery to it of written notice from Landlord identifying the breach, Landlord may cure the breach of Tenant and be reimbursed by Tenant for the cost thereof with interest at the Agreed Interest Rate from the date the sum is paid by Landlord until Landlord is reimbursed by Tenant.

     B. Landlord may enter the Premises and release them to third parties for Tenant's account for any period, whether shorter or longer than the remaining Lease Term (provided, that in no event shall Tenant remain liable for longer than the Lease Term). Tenant shall be liable immediately to Landlord for all costs Landlord incurs in releasing the Premises, including brokers' commissions, expenses of altering and preparing the Premises required by the releasing. Tenant shall pay to Landlord the rent and other sums due under this Lease on the date the rent is due, less the rent and other sums Landlord received from any releasing. No act by Landlord allowed by this subparagraph shall terminate this Lease unless Landlord notifies Tenant in writing that Landlord elects to terminate this Lease. Notwithstanding any releasing without termination, Landlord may later elect to terminate this Lease because of the default by Tenant.

     C. Landlord may terminate this Lease by giving Tenant written notice of termination, in which event this Lease shall terminate on the date set forth for termination in such notice. Any termination under this PARA 13.2C shall not relieve Tenant from its obligation to pay sums then due Landlord or from any claim against Tenant for damages or rent previously accrued or then accruing. In no event shall any one or more of the following actions by Landlord, in the absence of a written election by Landlord to terminate this Lease or Tenant's right to possession of the Premises, constitute a termination of this Lease: (i) appointment of a receiver or keeper in order to protect Landlord's interest hereunder; (ii) consent to any subletting of the Premises or assignment of this Lease by Tenant, whether pursuant to the provisions hereof or otherwise; or (iii) any other action by Landlord or Landlord's Agents intended to mitigate the adverse effects of any breach of this Lease by Tenant, including without limitation any action taken to maintain and preserve the Premises or any action taken to relet the Premises or any portions thereof to the extent such actions do not affect a termination of Tenant's right to possession of the Premises.

     D. In the event Tenant breaches this Lease and abandons the Premises, this Lease shall not terminate unless Landlord gives Tenant written notice of its election to so terminate this Lease. No act by or on behalf of Landlord intended to mitigate the adverse effect of such breach, including those described by PARA 13.C, shall constitute a termination of Tenant's right to possession unless Landlord gives Tenant written notice of termination. Should Landlord not terminate this Lease by giving Tenant written notice, Landlord may enforce all its rights and remedies under this Lease, including the right to recover the rent as it become due under the Lease as provided in California Civil Code Section 1951.4.

     E. In the event Landlord terminates this Lease, Landlord shall be entitled, at Landlord's election to damages in an amount as set forth in California Civil Code Section 1951.2 as in effect on the Effective Date. For purposes of computing damages pursuant to California Civil Code Section 1951.2, (i) an interest rate equal to the Agreed Interest Rate shall be used where permitted, and (ii) the term "rent" includes Base Monthly Rent and Additional Rent. Such damages shall include:

         (1) The worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided, computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%); and

         (2) Any other amount necessary to compensate Landlord for all detriment proximately caused by Tenant's failure to perform Tenant's obligations under this Lease, or which in the ordinary course of things would be likely to result therefrom, including the following: (i) expenses for cleaning, repairing or restoring the Premises; (ii) expenses for altering, remodeling or otherwise improving the Premises for the purpose of reletting, including installation of leasehold improvement (whether such installation be funded by a reduction of rent, direct payment or allowance to a new tenant, or otherwise); (iii) broker's fees applicable to the remaining term of the Lease, advertising costs and other expenses of reletting the Premises;
(iv) costs of carrying the Premises, such as taxes, insurance premiums, utilities and security precautions; (v) expenses in retaking possession of the Premises, and (vi) attorneys' fees and court costs incurred by Landlord in retaking possession of the Premises and in releasing the Premises or otherwise incurred as a result of Tenant's default.

     F. Nothing in this PARA 13.2 shall limit Landlord's right to indemnification from Tenant as provided in PARA 7.2 and PARA 10.3. Any notice given by Landlord in order to satisfy the requirements of PARA 13.1A or PARA 13.1B above shall also satisfy the notice requirements of California Code of Civil Procedure Section 1161 regarding unlawful detainer proceedings, if Landlord gives such notice(s) in compliance with the legal provisions relating to notices in unlawful detainer proceedings.

  13.3 WAIVER: One party's consent to or approval of any act by the other party requiring the first party's consent or approval shall not be deemed to waive or render unnecessary the first party's consent to or approval of any subsequent similar act by the other party. The receipt by Landlord of any rent or payment with or without knowledge of the breach of any other provision hereof shall not be deemed a waiver of any such breach unless such waiver is in writing and signed by Landlord. No delay or omission in the exercise of any right or remedy accruing to either party upon any breach by the other party under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring. The waiver by either party of any breach of any provision of this Lease shall not be deemed to be a waiver of any subsequent breach of the same or of any other provisions herein contained.

  13.4 LIMITATION ON EXERCISE OF RIGHTS: At any time that an Event of Tenant's Default has occurred and remains uncured, (i) it shall not be unreasonable for Landlord to deny or withhold any consent or approval requested of it by Tenant which Landlord would otherwise be obligated to give, and (ii) Tenant may not exercise any option to extend, right to terminate this Lease, or other right granted to it by this Lease which would otherwise be available to it.

  13.5 WAIVER BY TENANT OF CERTAIN REMEDIES: Tenant waives the provisions of Sections 1932(1), 1941 and 1942 of the California Civil Code and any similar or successor law regarding Tenant's right to terminate this Lease or to make repairs and deduct the expenses of such repairs from the rent due under this Lease. Tenant hereby waives any right of redemption or relief from forfeiture under the laws of the State of California, or under any other present or future law, including the provisions of Sections 1174 and 1179 of the California Code of Civil Procedure.


                                   ARTICLE 14

                            ASSIGNMENT AND SUBLETTING

  14.1 TRANSFER BY TENANT: The following provisions shall apply to any assignment, subletting or other transfer by Tenant or any subtenant or assignee or other successor in interest of the original Tenant (collectively referred to in this PARA 14.1 as "Tenant")

     A. Tenant shall not do any of the following (collectively referred to herein as a "Transfer"), whether voluntarily, involuntarily or by operation of law, without the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed: (i) sublet all or any part of the Premises or allow it to be sublet, occupied or used by any person or entity other than Tenant; (ii) assign its interest in this Lease; (iii) mortgage or encumber the Lease (or otherwise use the Lease as a security device) in any manner; or (iv) materially amend or modify an assignment, sublease or other transfer that has been previously approved by Landlord. Landlord's disapproval of a proposed Transfer shall be conclusively presumed reasonable if (i) the proposed subtenant or assignee requires a change in the Permitted Use or Landlord's consent to or approval of an "other legal use" under Paragraph N of the Summary; or (ii) if the proposed subtenant or assignee uses Hazardous Materials in its business (other than insignificant amounts used for ordinary office purposes and cleaning); or (iii) if the proposed assignee does not have at least as much net worth and creditworthiness, in Landlord's reasonable judgment, as the greater of Tenant's net worth and creditworthiness on the

Effective Date or the date on which the request to Transfer is made, whichever shall be greater, or in the ease of a sublease, if the proposed subtenant does not have net worth and creditworthiness, in Landlord's reasonable judgment, commensurate with the financial obligations of the proposed sublease. Tenant shall reimburse Landlord for all reasonable costs and attorneys' fees (which attorney's fees shall not exceed $1,500 in regard to any one application for Transfer) incurred by Landlord in connection with the evaluation, processing, and/or documentation of any requested Transfer, whether or not Landlord's consent is granted. Landlord's reasonable costs shall include the cost of any review or investigation performed by Landlord or consultant acting on Landlord's behalf of (i) Hazardous Materials (as defined in Section 7.2E of this Lease) used, stored, released, or disposed of by the potential Subtenant or Assignee, and/or (ii) violations of Hazardous Materials Law (as defined in Section 7.2E of this lease) by the Tenant or the proposed Subtenant or Assignee. Any Transfer so approved by Landlord shall not be effective until Tenant has delivered to Landlord an executed counterpart of the document evidencing the Transfer which (i) is in a form reasonably approved by Landlord, (ii) contains the same terms and conditions as stated in Tenant's notice given to Landlord pursuant to PARA 14.1B, and
(iii) in the case of an assignment of the Lease, contains the agreement of the proposed transferee to assume all obligations of Tenant under this Lease arising after the effective date of such Transfer and to remain jointly and severally liable therefor with Tenant. Any attempted Transfer without Landlord's consent shall constitute an Event of Tenant's Default and shall be voidable at Landlord's option. Landlord's consent to any one Transfer shall not constitute a waiver of the provisions of this PARA 14.1 as to any subsequent Transfer or a consent to any subsequent Transfer. No Transfer, even with the consent of Landlord, shall relieve Tenant of its personal and primary obligation to pay the rent and to perform all of the other obligations to be performed by Tenant hereunder. The acceptance of rent by Landlord from any person shall not be deemed to be a waiver by Landlord of any provision of this Lease nor to be a consent to any Transfer.

     B. At least 15 days before a proposed Transfer is to become effective, Tenant shall give Landlord written notice of the proposed terms of such Transfer and request Landlord's approval, which notice shall include the following: (i) the name and legal composition of the proposed transferee;
(ii) a current financial statement of the transferee, financial statements of the transferee covering the preceding three years if the same exist, and (if available) an audited financial statement of the transferee for a period ending not more than one year prior to the proposed effective date of the Transfer, all of which statements are prepared in accordance with generally accepted accounting principles; (iii) the nature of the proposed transferee's business to be carried on in the Premises; (iv) all consideration to be given on account of the Transfer; (v) a current financial statement of Tenant; and
(vi) an accurately filled out response to a Hazardous Materials questionnaire. Tenant shall provide to Landlord such other information as may be reasonably requested by Landlord within seven days after Landlord's receipt of such notice from Tenant. Landlord shall respond in writing to Tenant's request for Landlord's consent to a Transfer within the later of (i) 10 days of receipt of such request together with the required accompanying documentation, or (ii) seven days after Landlord's receipt of all information which Landlord reasonably requests within seven days after it receives Tenant's first notice regarding the Transfer in question. If Landlord fails to respond in writing within said period, Landlord will be deemed to have withheld consent to such Transfer. Tenant shall immediately notify Landlord of any material modification to the proposed terms of such Transfer.

     C. In the event that Tenant seeks to make any Transfer, Landlord shall have the right, in the case of a proposed assignment or a proposed sublease of all or substantially all of the Premises, to terminate this Lease or, in the case of a sublease of less than all of the Premises for all or substantially all of the remainder of the Lease Term, terminate this Lease as to that part of the Premises proposed to be so sublet, either (i) on the condition that the proposed transferee immediately enter into a direct lease of the Premises with Landlord (or, in the case of a partial sublease of less than all of the Premises but for all or substantially all of the remaining balance of the Lease Term, a lease for the portion proposed to be so sublet) on the same terms and conditions contained in Tenant's notice, or (ii) so that Landlord is thereafter free to lease the Premises (or, in the case of a partial sublease of less than all of the Premises but for all or substantially all of the remaining balance of the Lease Term, the portion proposed to be so sublet) to whomever it pleases on whatever terms are acceptable to Landlord. In the event Landlord elects to so terminate or partially terminate this Lease, then (i) if such termination is conditioned upon the execution of a lease between Landlord and the proposed transferee, Tenant's obligations under this Lease shall not be terminated until such transferee executes a new lease with Landlord, enters into possession and commences the payment of rent, and (ii) if Landlord elects simply to terminate this Lease (or, in the case of a partial sublease of less than all of the Premises but for all or substantially all of the remaining balance of the Lease Term, terminate this Lease as to the portion to be so sublet), the Lease shall so terminate in its entirety (or as to the space to be so sublet) fifteen (15) days after Landlord has notified Tenant in writing of such election. Upon such termination, Tenant shall be released from any further obligation under this Lease if it is terminated in its entirety, or shall be released from any further obligation under the Lease with respect to the space proposed to be sublet in the case of a proposed partial sublease of less than all of the Premises but for all or substantially all of the remaining balance of the Lease Term. In the case of the partial termination of the Lease, the Base Monthly Rent and Tenant's Share shall be reduced to an amount which bears the same relationship to the original amount thereof as the area of that part of the Premises which remains subject to the Lease bears to the original area of the Premises. Landlord and Tenant shall execute a cancellation and release with respect to the Lease to effect such termination.

     D. If Landlord consents to a Transfer proposed by Tenant, Tenant may enter into such Transfer, and if Tenant does so, the following shall apply:

          (1) Tenant shall not be released
of its liability for the performance of all of its obligations under the Lease.

          (2) If Tenant assigns its interest in this Lease, then Tenant shall pay to Landlord 50% of all Subrent (as defined in PARA 14.1D(5)) received by Tenant over and above (i) the assignee's agreement to assume the obligations of Tenant under this Lease, and (ii) all Permitted Transfer Costs related to such assignment. In the case of assignment, the amount of Subrent owned to Landlord shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by the assignee.

          (3) If Tenant sublets any part of the Premises, then with respect to the space so subleased, Tenant shall pay to Landlord 50% of the positive difference, if any, between (i) all Subrent paid by the subtenant to Tenant, less (ii) the sum of all Base Monthly Rent and Additional Rent allocable to the space sublet and all Permitted Transfer Costs related to such sublease. Such amount shall be paid to Landlord on the same basis, whether periodic or in lump sum, that such Subrent is paid to Tenant by its subtenant. In calculating Landlord's share of any periodic payments, all Permitted Transfer Costs shall be first recovered by Tenant.

          (4) Tenant's obligations under this PARA 14.1D shall survive any Transfer, and Tenant's failure to perform its obligations hereunder shall be an Event of Tenant's Default without notice or opportunity to cure. At the time Tenant makes any payment to Landlord required by this PARA 14.1D, Tenant shall deliver an itemized statement of the method by which the amount to which Landlord is entitled was calculated, certified by Tenant as true and correct. Landlord shall have the right at reasonable intervals to inspect Tenant's books and records relating to the payments due hereunder. Upon request therefor, Tenant shall deliver to Landlord copies of all bills, invoices or other documents upon which its calculations are based. Landlord may condition its approval of any Transfer upon obtaining a certification from both Tenant and the proposed transferee of all Subrent and other amounts that are to be paid to Tenant in connection with such Transfer.

          (5) As used in this PARA 14.1D, the term "Subrent" shall mean any consideration of any kind received, or to be received, by Tenant as a result of the Transfer, if such sums are received by Tenant in return for Tenant's Transfer of this Lease or the right to occupy all or part of the Premises, or in lieu of rent payments, including payments from or on behalf of the transferee (in excess of the book value thereof) for Tenant's assets, fixtures, leasehold improvements, inventory, accounts, goodwill, equipment, furniture, and general intangibles. As used in this PARA 14.1D, the term "Permitted Transfer Costs" shall mean (i) all reasonable leasing commissions paid to third parties not affiliated with Tenant in order to obtain the Transfer in question, and (ii) all reasonable attorneys' fees incurred by Tenant with respect to the Transfer in question.

     E. If Tenant is a corporation, the following shall be deemed a voluntary assignment of Tenant's interest in this Lease: (i) any dissolution, merger, consolidation, or other reorganization of or affecting Tenant, whether or not Tenant is the surviving corporation except as provided in Paragraph 14.1F, and (ii) if the capital stock of Tenant is not publicly traded, the sale or transfer to one person to entity (or to any group of related persons or entities) of stock possessing more than 50% of the total combined voting power of all classes of Tenant's capital stock issued, outstanding and entitled to vote for the election of directors. If Tenant is a partnership, any withdrawal or substitution (whether voluntary, involuntary or by operation of law, and whether occurring at one time or over a period of time) of any partner owning 25% of more (cumulatively) of any interest in the capital or profits of the partnership, or the dissolution of the partnership, shall be deemed a voluntary assignment of Tenant's interest in this Lease.

     F. Notwithstanding anything contained in PARA 14.1, so long as Tenant otherwise complies with the provisions of PARA 14.1 Tenant may enter into a transfer (a "Permitted Transfer") without Landlord's prior written consent, and Landlord shall not be entitled to terminate the Lease pursuant to PARA 14.1C or to receive any part of any Subrent resulting therefrom that would otherwise be due it pursuant to PARA 14.1D, if Tenant is (i) subleasing all or part of the Premises or assigning its interest in this Lease to any corporation which controls, is controlled by, or is under common control with the original Tenant to this Lease by means of an ownership interest of more than 50%, or (ii) assigning this Lease to a successor corporation related to Tenant by a merger in which Tenant is not the surviving corporation, or by a consolidation or nonbankruptcy reorganization, or which purchases all or substantially all of the assets of Tenant, which assignee in each such case has at least as much net worth and creditworthiness, in Landlord's reasonable judgment, as the greater of Tenant's net worth and creditworthiness on the Effective Date or the date on which the merger, reorganization, or consolidation is to take place, whichever shall be greater; or (iii) any transaction relating to Tenant's stock which does not meet the requirements of Paragraph 14.1E(ii). In order to have a Transfer treated as a Permitted Transfer, Tenant must provide Landlord with (i) at least fifteen (15) days advance written notice of the proposed Transfer, including therewith sufficient documentation and information so that Landlord may reasonably determine that the Transfer is a Permitted Transfer; (ii) any further information reasonably requested by Landlord relating to the Transfer; and
(iii) written notice and documentation that the Transfer has taken place, including documentation executed by the Transferee acknowledging that it has assumed Tenant's responsibilities under the Lease, within fifteen (15) days after the Transfer takes legal effect, and any Transfer made in violation of this requirement shall not be a Permitted Transfer.

   14.2 TRANSFER BY LANDLORD: Landlord and its successors in interest shall have the right to transfer their interest in this Lease and the Project at any time and to any person or entity. In the event of any such transfer, the Landlord originally named herein (and, in the case of any subsequent transfer, the transferror) from the date of such transfer, shall be automatically relieved, without any further act by any person or entity, of all liability for the performance of the obligations of the Landlord hereunder which may accrue after the date of such transfer. After the date of any such transfer, the


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

term "Landlord" as used herein shall mean the transferee of such interest in the Premises.


                                 ARTICLE 15

                             GENERAL PROVISIONS


   15.1 LANDLORD'S RIGHT TO ENTER: Landlord and its agents may enter the Premises at any reasonable time after giving at least 24 hours' prior notice to Tenant (and immediately in the case of emergency) for the purpose of: (i) inspecting the same; (ii) posting notices of non-responsibility; (iii) supplying any service to be provided by Landlord to Tenant; (iv) showing the Premises to prospective purchasers, mortgagees or tenants (but in regard to Tenants, only during the last 180 days of the Lease Term, or during periods when an uncured Event of Tenant's Default has occurred); (v) making necessary alterations, additions or repairs; (vi) performing Tenant's obligations when Tenant has failed to do so after written notice from Landlord; (vii) placing upon the Premises ordinary "for lease" signs (but only within the last 180 days of the Lease Term) or "for sale" signs; and (viii) responding to an emergency. Landlord shall have the right to use any and all means Landlord may deem necessary ad proper to enter the Premises in an emergency. Any entry into the Premises obtained by landlord in accordance with this PARA 15.1 shall not be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction, actual or constructive, of Tenant from the Premises. Any such entry by Landlord and Landlord's Agents shall comply with all reasonable security measures of Tenant and shall not impair Tenant's operations more than reasonably necessary. During any such entry, Landlord and Landlord's agents shall at all times be accompanied by Tenant, so long as Tenant remains in physical occupancy of the Premises.

   15.2 SURRENDER OF THE PREMISES: Upon the expiration or sooner termination of this Lease, Tenant shall vacate and surrender the Premises to Landlord in the same condition as existed at the Commencement Date, except for (i) reasonable wear and tear, (ii) damage caused by any peril or condemnation, and (iii) contamination by Hazardous Materials for which Tenant is not responsible pursuant to PARA 7.2A or PARA 7.2B. In this regard, normal wear and tear shall be construed to mean wear and tear caused to the Premises by the natural aging process which occurs in spite of prudent application of the best reasonable standards for maintenance, repair and janitorial practices, and does not include items of neglected or deferred maintenance. In any event, Tenant shall cause the following to be done prior to the expiration or the sooner termination of this Lease: (i) all interior walls shall be painted or cleaned so that they appear freshly painted; (ii) all tiled floors shall be cleaned and waxed; (iii) all carpets shall be cleaned and shampooed; (iv) all broken, marred, stained or nonconforming acoustical ceiling tiles shall be replaced; (v) all windows shall be washed; (vi) the HVAC system should be serviced by a reputable and licensed service firm and left in good operating condition and repair as so certified by such firm; and (vii) the plumbing and electrical systems and lighting shall by placed in good order and repair (including replacement of any burned out, discolored or broken light bulbs, ballasts, or lenses). If Landlord so requests, Tenant shall, prior to the expiration or sooner termination of this Lease, (i) remove any Tenant's Alterations which Tenant is required to remove pursuant to PARA 5.2 and repair all damage caused by such removal, and (ii) return the Premises or any part thereof to its original configuration existing as of the time the Premises were delivered to Tenant (provided, however, that Landlord agrees that removal of Tenant's Alterations shown in Exhibit "B" is not required). If the Premises are not so surrendered at the termination of this Lease, Tenant shall be liable to Landlord for all costs incurred by landlord in returning the Premises to the required condition, plus interest on all costs incurred at the Agreed Interest Rate. Tenant shall indemnify Landlord against loss or liability resulting from delay by Tenant in so surrendering the Premises, including, without limitation, any claims made by any succeeding tenant or losses to Landlord due to lost opportunities to lease to succeeding tenants.

   15.3 HOLDING OVER: This Lease shall terminate without further notice at the expiration of the Lease Term. Any holding over by Tenant after expiration of the Lease Term shall not constitute a renewal or extension of the Lease or give Tenant any rights in or to the Premises except as expressly provided in this Lease. Any holding over after such expiration with the written consent of Landlord shall be construed to be a tenancy from month to month on the same terms and conditions herein specified insofar as applicable except that Base Monthly Rent shall be increased to an amount equal to 125% of the Base Monthly Rent payable during the last full calendar month of the Lease Term.

   15.4 SUBORDINATION: The following provisions shall govern the relationship of this Lease to any Security Instrument:

     A. The Lease is subject and subordinate to all Security Instruments existing as of the Effective Date. However, if any Lender so requires, the Lease shall become prior and superior to any such Security Instrument. Landlord will make its best efforts to obtain for Tenant, within forty five
(45) days of the Effective Date, (i) a subordination and non-disturbance agreement in the form attached hereto as Exhibit G from Landlord's current lender, including the changes requested by Tenant in Exhibit G, and (ii) a subordination and non-disturbance agreement on the standard form of Landlord's proposed bridge loan lender (currently expected to be Wells Fargo
Bank), with such commercially reasonable changes as Tenant shall request.

     B. At Landlord's election, this Lease shall become subject and subordinate to any Security Instrument created after the Effective Date. Notwithstanding such subordination, Tenant's right to quiet possession of the Premises shall not be disturbed so long as Tenant is not in default and performs all of its obligations under this Lease, unless this Lease is otherwise terminated pursuant to its terms.

     C. Tenant shall upon request execute any documentation or instrument reasonably required by any Lender to make this Lease either prior or subordinate to a Security Instrument, which may include such other matters as the Lender customarily and reasonably requires in connection with such agreements, including provisions that the Lender not be liable for (i) the return of any security deposit unless the Lender receives it from Landlord, and (ii) any defaults on the part of Landlord occurring prior to the time the Lender takes possession of the Project in connection with the enforcement of its Security Instrument. Tenant's failure to execute any such document or instrument within 10 days after written demand therefor shall constitute an Event of Tenant's Default.

   15.5 MORTGAGEE PROTECTION AND ATTORNMENT: In the event of any default on the part of the Landlord, Tenant will use reasonable efforts to give notice by certified mail to any Lender whose name has been provided to Tenant and shall offer such Lender a reasonable opportunity to cure the default, including time to obtain possession of the Premises by power of sale or judicial foreclosure or other appropriate legal proceedings, if such should prove necessary to effect a cure. Tenant shall attorn to any purchaser of the Premises at any foreclosure sale or private sale conducted pursuant to any Security Instrument encumbering the Premises, or to any grantee or transferee designated in any deed given in lieu of foreclosure.

  15.6 ESTOPPEL CERTIFICATES AND FINANCIAL STATEMENTS: At all times during the Lease Term, each party agrees, following any request by the other party, promptly to execute and deliver to the requesting party within 15 days following delivery of such request an estoppel certificate: (i) certifying that this Lease is unmodified and in full force and effect or, if modified, stating the nature of such modification and certifying that this lease, as so modified, is in full force and effect, (ii) stating the date to which the rent and other charges are paid in advance, if any, (iii) acknowledging that there are not, to the certifying party's knowledge, any uncured defaults on the part of any party hereunder or, if there are uncured defaults, specifying the nature of such defaults, and (iv) certifying such other information about the Lease as may be reasonably required by the requesting party. A failure to deliver an estoppel certificate within 15 days after delivery of a request therefor shall be a conclusive admission that, as of the date of the request for such statement: (i) this Lease is unmodified except as may be represented by the requesting party in said request and is in full force and effect, (ii) there are no uncured defaults in the requesting party's performance, and (iii) no rent has been paid more than 30 days in advance. At any time during the Lease Term Tenant shall, upon 15 days' prior written notice from Landlord, provide Tenant's most recent financial statement and financial statements covering the 24 month period prior to the date of such most recent financial statement to any existing Lender or to any potential Lender or buyer of the Premises, provided, that any such statements are to be held by Landlord and any potential buyer or Lender in the strictest confidence, unless the same are already public knowledge or available to the public. Such statements shall be prepared in accordance with generally accepted accounting principles and, if such is the normal practice of Tenant, shall be audited by an independent certified public accountant.

   15.7 REASONABLE CONSENT: Except as otherwise provided herein, whenever any party's approval or consent is required by this Lease before an action may be taken by the other party, such approval or consent shall not be unreasonably withheld or delayed.

   15.8 NOTICES: Any notice required or desired to be given regarding this Lease shall be in writing and may be given by personal delivery, by facsimile telecopy, by courier service, or by mail. A notice shall be deemed to have been given (i) on the third business day after mailing if such notice was deposited in the United States mail, certified or registered, postage prepaid, addressed to the party to be served at its Address for Notices specified in SECTION Q or SECTION R of the Summary (as applicable), (ii) when delivered if given by personal delivery, and (iii) in all other cases when actually received at the party's Address for Notices. Either party may change its address by giving notice of the same in accordance with this PARA 15.8, provided, however, that any address to which notices may be sent must be a California address.

   15.9 ATTORNEY'S FEES. In the event either Landlord or Tenant shall bring any action or legal proceeding for an alleged breach of any provision of this Lease, to recover rent, to terminate this Lease or otherwise to enforce, protect or establish any term or covenant of this Lease, the prevailing party shall be entitled to recover as a part of such action or proceeding, or in a separate action brought for that purpose, reasonable attorneys' fees, court costs, and experts' fees as may be fixed by the court.

   15.10 CORPORATE AUTHORITY: If Tenant is a corporation (or partnership), each individual executing this Lease on behalf of Tenant represents and warrants that he is duly authorized to execute and deliver this Lease on behalf of such corporation in accordance with the by-laws of such corporation (or partnership in accordance with the partnership agreement of such partnership) and that this Lease is binding upon such corporation (or partnership) in accordance with its terms. Each of the persons executing this Lease on behalf of a corporation does hereby covenant and warrant that the party for whom it is executing this Lease is a duly authorized and existing corporation, that it is qualified to do business in California, and that the corporation has full right and authority to enter into this Lease.

   15.11 MISCELLANEOUS: Should any provision of this Lease prove to be invalid or illegal, such invalidity or illegality shall in no way affect, impair or invalidate any other provision hereof, and such remaining provisions shall remain in full force and effect. Time is of the essence with respect to the performance of every provision of this Lease in which time of performance is a factor. The captions used in this Lease are for convenience only and shall not be considered in the construction or interpretation of any provision hereof. Any executed copy of this Lease shall be deemed an original for all purposes. This Lease shall, subject to the provisions regarding assignment, apply to and bind the respective heirs, successors, executors, administrators and assigns of Landlord and Tenant. "Party" shall mean
Landlord or Tenant, as the context implies. If Tenant consists of more than one person or entity, then all members of Tenant shall be jointly and severally liable hereunder. This Lease shall be construed and enforced in accordance with the laws of the State of California. The language in all parts of this Lease shall in all cases be construed as a whole according to its fair meaning, and not strictly for or against either Landlord or Tenant. When the context of this Lease requires, the neuter gender includes the masculine, the feminine, a partnership or corporation or joint venture, and the singular includes the plural. The terms "shall", "will" and "agree" are mandatory. The term "many" is permissive. When a party is required to do something by this Lease, it shall do so at its sole cost and expense without right of reimbursement from the other party unless a provision of this Lease expressly requires reimbursement. Landlord and Tenant agree that (i) the gross leasable area of the Premises includes any atriums, depressed loading docks, covered entrances or egresses, and covered loading areas, (ii) each has had an opportunity to determine to its satisfaction the actual area of the Project and the Premises, (iii) all measurements of area contained in this Lease are conclusively agreed to be correct and binding upon the parties, even if a subsequent measurement of any one of these areas determines that it is more or less than the amount of area reflected in this Lease, and (iv) any such subsequent determination that the area is more or less than shown in this Lease shall not result in a change in any of the computations of rent, improvement allowances, or other matters described in this Lease where area is a factor. Where a party hereto is obligated not to perform any act, such party is also obligated to restrain any others within its control from performing said act, including the Agents of such party. Landlord shall not become or be deemed a partner or a joint venture with Tenant by reason of the provision of this Lease.

   15.12 TERMINATION BY EXERCISE OF RIGHT: If this Lease is terminated pursuant to its terms by the proper exercise of a right to terminate specifically granted to Landlord or Tenant by this Lease, then this Lease shall terminate 30 days after the date the right to terminate is properly exercised (unless another date is specified in that part of the Lease creating the right, in which event the date so specified for termination shall prevail), the rent and all other charges due hereunder shall be proacted as of the date of termination, and neither Landlord nor Tenant shall have any further rights or obligations under this Lease except for those that have accrued prior to the date of termination or those obligations which this Lease specifically provides are to survive termination. This PARA-15.12 does not apply to a termination of this Lease by Landlord as a result of an Event of Tenant's Default.

   15.13 BROKERAGE COMMISSIONS: Each party hereto (i) represents and warrants to the other that it has not had any dealings with any real estate brokers, leasing agents or salesmen, or incurred any obligations for the payment of real estate brokerage commissions or finder's fees which would be earned or due and payable by reason of the execution of this Lease, other than to the Retained Real Estate Brokers described in SECTION S of the Summary, and (ii) agrees to indemnify, defend, and hold harmless the other party from any claim for any such commission of fees which result from the actions of the indemnifying party. Landlord shall be responsible for the payment of any commission owed to the Retained Real Estate Brokers.

   15.14 FORCE MAJEURE: Any prevention, delay or stoppage due to strikes, lock-outs, inclement weather, labor disputes, inability to obtain labor, materials, fuels or reasonable substitutes therefor, governmental restrictions, regulations, controls, action or inaction, civil commotion, fire or other acts of God, and other causes beyond the reasonable control of the party obligated to perform (except financial inability) shall excuse the performance, for a period equal to the period of any said prevention, delay or stoppage, of any obligation hereunder except the obligation of Tenant to pay rent or any other sums due hereunder.

   15.15 ENTIRE AGREEMENT: This Lease constitutes the entire agreement between the parties and there are no binding agreements or representations between the parties except as expressed herein. Tenant acknowledges that neither Landlord nor Landlord's Agents has made any legally binding representation or warranty as to any matter except those expressly set forth herein, including any warranty as to (i) whether the Premises may be used for Tenant's intended use under existing Law, (ii) the suitability of the Premises or the Project for conduct of Tenant's business, or (iii) the condition of any improvements. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, agreements and understandings, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease. This instrument shall not be legally binding until it is executed by both Landlord and Tenant. No subsequent change or addition to this Lease shall be binding unless in writing and signed by Landlord and Tenant.

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

   15.16 EXECUTION IN COUNTERPART AND BY FAX: This Lease may be executed in counterpart, whereby different signatories execute this document on different signature pages, and when so executed and all signature ages are attached hereto, the resulting document shall be fully executed and shall be considered a signed document. The parties agree that faxed copies of actual signatures shall be as binding as if the party had received an executed original, provided, that each party will, following the tender of any faxed copy signature, promptly supply an original signature page.

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease with the intent to be legally bound thereby, to be effective as of the Effective Date.


LANDLORD:                               TENANT:

LARVAN PROPERTIES                       HEALTHEON CORPORATION, A DELAWARE
A CALIFORNIA GENERAL PARTNERSHIP        CORPORATION



By:  VANDERSON CONSTRUCTION, INC.         By:  /s/ Kallen Chan
     A California corporation, its          -----------------------------
     General Partner
                                              Kallen Chan, Controller
  By: /s/ George F. Van Sickle            ------------------------------------
     ---------------------------          [Typed or printed name and title]




    George F. Van Sickle - PRESIDENT            Dated:  12/5/97
    ---------------------------------           ----------------------------
    [Typed or printed name and title]


By: LARSCOM INCORPORATED
    a Delaware corporation
    its General Partner

 By: /s/ Bruce Horn
    -----------------------------

       Bruce Horn    V.P. Finance
    --------------------------------
    [Typed or printed name and title]


By: /s/ Donn Byrne
   -------------------------------
    DONN BYRNE, General Partner


Dated:  12/8/97
      -------------------------

                      FIRST ADDENDUM TO LEASE

     This First Addendum to Lease is dated for reference purposes as of December 3, 1997, and is made a part of that Lease Agreement (the "Lease") dated December 3, 1997, by and between Larvan Properties, a California general partnership ("Landlord") and Healtheon Corporation, a Delaware corporation ("Tenant") affecting certain real property commonly known as 4600 Patrick Henry Drive, Santa Clara, California. Landlord and Tenant agree that the
Lease is hereby amended and supplemented as follows:

     1. SECURITY DEPOSIT: In addition to the cash portion of the Security Deposit set forth in the Summary of Basic Lease Terms, Paragraph K, and Paragraph 3.3 of the Lease, Tenant shall provide to Landlord the additional and further amount of $867,000.00 as a further Security Deposit, and said amount shall be deemed to be and treated in all respects as a part of the Security Deposit.

          A. This amount, or any portion thereof, can be provided, at Tenant's sole cost and option, by providing Landlord an irrevocable Letter of Credit which (i) is for an initial term of at least twelve (12) months; (ii) is drawn upon a local commercial bank reasonably acceptable to Landlord; (iii) is in the amount of $867,000.00; (iv) is in a form satisfactory to Landlord ; and (v) may be drawn on by Landlord solely upon submission of a written certification of Landlord that there exists an Event of Tenant's Default (as defined in Paragraph 13.1 or other applicable provisions of this Lease or as defined in this Addendum), that Tenant has not, as of the date of Landlord's draw request, cured such Event of Default, and that the amount drawn on the Letter of Credit is the net amount due Landlord after first applying any cash Security Deposit then being held by Landlord.

          Tenant and Landlord acknowledge that Landlord is in the process of obtaining a bridge loan secured by the Project, that Landlord's lender (the "Bridge Loan Lender") has required that
     Landlord assign this Lease to the Bridge Loan Lender as part of the security for the loan, that the Bridge Loan Lender is further requiring that the Letter of Credit be assigned to the Bridge Loan Lender in conjunction with the assignment of this Lease. Accordingly, Landlord and Tenant agree that they will work together reasonably to replace or restructure the Letter of Credit in order to meet Landlord's lender requirements, and that Tenant will reasonably cooperate with Landlord in providing documentation and taking action requested by the Bridge Loan Lender in regard to such an assignment, at no cost to Tenant, including but not limited to any necessary issuance of the Letter of Credit in the name of the Bridge Loan Lender or jointly in the name of Landlord and the Bridge Loan Lender, provided always, that no such arrangement shall be required of Tenant without adequate protection of Tenant's rights under the Letter of Credit provisions hereof.

          B. Except as provided in Subparagraph H of this Paragraph, Tenant shall keep the Letter of Credit in effect during the entire Lease term plus a period of (30) days thereafter.

          C. Tenant shall renew the Letter of Credit for an additional period of at least twelve (12) months, and shall deliver the new or renewed original Letter of Credit, in the required amount and in keeping with all of the requirements hereof, to Landlord not later than 5:00 P.M. on the thirty-first (31st) day before each date on which the then existing Letter of Credit expires (such 31st day being referred to herein as the "Renewal Date").

          D. Tenant's failure to renew the Letter of Credit by the Renewal Date shall be deemed an Event of Tenant's Default under this Lease, without Landlord being required to give any notice or opportunity to cure, except that Landlord shall give Tenant five (5) days written notice of such failure to renew, and no Event of Default shall be deemed to have occurred if, within such five (5) day period, Tenant renews the Letter of Credit as required hereunder. Upon such an Event of Tenant's Default, Landlord shall be immediately entitled to draw all of the funds available under the Letter of Credit, which sum when received shall remain a part of the Security Deposit until and unless applied by Landlord pursuant to the provisions of Paragraph 3.5 of the Lease.

          E. If Tenant shall allow the Letter of Credit to expire or to be revoked at any time when it is required to be maintained hereunder, this shall constitute an independent Event of Tenant's Default; provided, however, that before such shall be deemed an Event of Tenant's Default, Landlord shall give Tenant five (5) days written notice to cure or have committed an Event of Tenant's Default, and Tenant fails within such five (5) day period to cure by causing the Letter of Credit to be reissued or renewed. Tenant's failure to replenish any cash Security Deposit which is applied by Landlord, within ten (10) days after notice that it has been applied, shall be an immediate Event of Tenant's Default (for purposes of this Paragraph only), without further notice or opportunity to cure, which shall entitle Landlord to resort to the Letter of Credit to replenish its cash Security Deposit.

     F. Any proceeds received by Landlord by drawing upon the Letter of Credit shall be applied in accordance with the provisions of Paragraph 3.5 of the Lease.

     G. If Landlord transfers the Premises during the Lease Term, and if a Letter of Credit is still posted as part of the Security Deposit, Tenant agrees, promptly on receipt of a written request from Landlord, to take such actions as are necessary to have the Letter of Credit redrawn in favor of the new owner of the Premises, at Tenant's sole cost and expense.

     H. Notwithstanding the foregoing, the Letter of Credit shall be wholly or partially (as the case may be) released by Landlord upon the achievement by Tenant of the following milestones:

          1. Provided that Tenant is not in material default of any obligations under the Lease on any one year anniversary of the Commencement Date, has not been in material default more than one time during the preceding one (1) year period, and is not in material default as of the final date following such one year anniversary on which Landlord must execute any documents authorizing such reduction, and provided that as of such anniversary date, Tenant's financial condition is, in Landlord's judgment reasonably applied, equal to or better than its financial condition on the Execution Date, Tenant shall be allowed to reduce the Letter of Credit by the amount of $289,000.00, and Landlord shall execute such documents as are required by the issuing bank to effectuate such reduction and such review procedures shall occur on each anniversary of the Commencement Date until the Letter of Credit is extinguished or the Lease has expired or been terminated according to its terms, except that no such reduction shall occur on an anniversary date which is within 6 months of the expiration date of the Lease.

          2. Notwithstanding any of the foregoing, if Tenant provides Landlord with documentation establishing to Landlord's reasonable satisfaction that Tenant has successfully completed an initial public offering of Tenant's stock and requests extinguishment of the Letter of Credit, and further provided that Tenant has not been in material default more than one time during the one (1) year period preceding the date on which Tenant makes its request for extinguishment, and Tenant is not in material default of any obligations under the Lease as of the final date on which Landlord must execute any documents authorizing such extinguishment, Tenant shall be allowed to extinguish the Letter of Credit, and Landlord shall execute such documents as are required by the issuing bank to effectuate such extinguishment. In the event that, as of the date of the IPO, Tenant cannot satisfy the requirements hereof because it has been in material default on more than one occasion during the one (1) year preceding the date of the EPO, then Tenant may apply for and obtain such an extinguishment at a later time, provided that (i) Tenant has not been in material default on more than one occasion within the one (1) year immediately preceding the date of such extinguishment application and (ii) Tenant satisfies the other requirement hereof that it not be in material default as of the date on which Landlord must execute the extinguishment documents.

For purposes of this Subparagraph H, Tenant shall be deemed to be in "material default" under the Lease if (a) Tenant has failed to make any payment required hereunder or under the Lease within five (5) calendar days of Landlord giving written notice that said payment is due and unpaid or committed any financial Event of Tenant's Default; and/or (b) Tenant has committed a material non-financial Event of Tenant's Default hereunder.

          I. All additional costs and expenses incurred by Landlord in regard to the Letter of Credit, including but not limited to any reasonable attorney's fees incurred by Landlord in the administration of this Paragraph, shall be paid by Tenant to Landlord as Additional Rent within ten (10) days after Landlord provides its written invoice for such costs and expenses.

          J. If Tenant cannot post the Letter of Credit on or before the Effective Date, Tenant shall provide the Letter of Credit no later than seven (7) days thereafter. In the event that Tenant fails to do so (or to provide equivalent cash security) within such period, Landlord may, at its option, deem this failure to be an Event of Tenant's Default or declare the Lease to be terminated, provided, however, that before such shall be deemed an Event of Tenant's Default or before the Lease is terminated, Landlord must give Tenant five (5) days written notice to cure or, as the case may be, have the Lease terminate or have committed an Event of Tenant's Default. If Tenant falls within such five (5) day period to cure by causing the Letter of Credit to be posted, then Landlord shall have the right to exercise the remedy of which Tenant has been notified. Tenant shall not be entitled to early occupancy under Paragraph 2.5 of the Lease until the Letter of Credit is posted.

     2. TENANT IMPROVEMENT ALLOWANCE: Landlord shall provide to Tenant a Tenant Improvement Allowance (defined below) for the purpose of improving the Premises, on the following terms and conditions:

          A. The term "Tenant Improvement Allowance" shall mean the maximum amount Landlord is required to spend toward the payment of costs for all Tenant's Alterations constructed in the Premises, which amount is $249,185.00 (i.e., $5.00 per square foot for Tenant's Gross Leasable Area within the Premises).

          B. Tenant shall obtain Landlord's written consent, which shall not unreasonably be withheld, for all proposed improvements, which shall be conducted according to the standards set forth in Paragraph 5.2 of the Lease. Tenant shall construct the Tenant's Alterations as set forth in the Space Plan and description of Tenant's Alterations which is attached to the Lease as Exhibit B, or as otherwise approved in writing by Landlord. However, Tenant is not required to construct all or any of the specified Tenant's Alterations (and if Tenant does not do so, Landlord is not obligated to provide the portion of the Tenant Improvement Allowance relating to Tenant's Alterations which Tenant has elected not to construct).

          C. Upon completion of all work on the initial Tenant's Alterations outlined in Exhibit "B", Landlord shall inspect the improvements, and if satisfactorily constructed in accordance with Exhibit "B" and the approved plans and specifications, and as required by Paragraph 5.2 (or any modifications thereto approved in writing by Landlord), shall approve the improvements. On receipt of Landlord's approval, Tenant will submit invoices, lien releases, and other documentation reasonably required or requested by Landlord in regard to the improvements, and Landlord shall, within fifteen (15) days of receipt of all requested documentation, reimburse Tenant for all documented expenses of constructing the improvements up to the limit of the Tenant Improvement Allowance.
     Provided that Tenant can so arrange with its contractors, Landlord will make payments under the Tenant Improvement Allowance directly to the contractors, upon receipt of appropriate lien releases reasonably satisfactory to Landlord. Under such circumstances, Landlord will not require that expenses of the Tenant's Alterations be actually paid by Tenant to the contractor. In the event that the construction of Tenant's Alterations cannot reasonably be completed by the Commencement Date, Landlord will make a single progress payment of such part of the Tenant Improvement Allowance as shall be merited by the progress toward completion of the initial Tenant's Alterations as of the Commencement Date, on a reasonable basis to be determined by mutual agreement of Landlord and Tenant, to include such inspections and lien releases as Landlord shall reasonably request.

     3. INTERIOR IMPROVEMENTS: Except as otherwise set forth herein or in the Lease, the Premises shall be delivered to Tenant in their then existing "as-is" condition. Tenant acknowledges that it has had the opportunity to inspect the Premises prior to execution of the Lease, and agrees that the Premises are to be leased and accepted by Tenant in their condition existing as of the Effective Date of this Lease, "as is", without implied or expressed warranty or representation and with all patent and latent defects. Landlord shall not have any obligation to make any alterations or improvements to the Premises prior to the commencement of the Lease Term except as otherwise specified herein and in the Lease. Notwithstanding anything to the contrary contained herein or in the Lease, Landlord represents and warrants to Tenant that the plumbing and electrical systems of the Building and any other building systems other than the HVAC and roof systems, which are dealt with below in Paragraph 4, will be in good operating condition upon the Commencement Date. Tenant shall not make any claims under any warranties set forth herein unless the defect is brought to the Landlord's attention within one (1) year of the Commencement Date, in the case of defects discovered by Tenant, or discoverable by a reasonable Tenant's inspection (including the engagement of appropriate expert consultants with regard to matters not within Tenant's expertise); and within two (2) years for defects not so discovered or discoverable.

     4. CONDITION OF PREMISES: Landlord shall provide the Premises with all existing electrical, plumbing, and building systems (other than the HVAC and roof systems, which are dealt with below) in good and workable condition. Landlord shall provide roof and HVAC systems as set forth below:

        A. Prior to the Commencement Date, at its sole cost and expense, Landlord will replace HVAC mechanical units and make other capital improvements to the HVAC system as necessary, but Landlord's expense thereof (measured by Landlord's out of pocket payments to third parties) shall not exceed $35,000.00. Should any capital improvements to the HVAC system be required after the Commencement Date, then Landlord will continue to pay for such improvements so long as the total expense (measured by Landlord's out of pocket payments to third parties) of all capital improvements to the HVAC system (both before and after the Commencement Date) does not exceed $35,000.00 in the aggregate. Any costs incurred by Landlord in making any replacements to the HVAC system (both before and after the Commencement Date) in excess of $35,000.00 in the aggregate will be considered a capital expenditure, which shall be paid for by Landlord and reimbursed to Landlord by Tenant on an amortized basis under the provisions set forth in Paragraph 5.4 of the Lease.

        B. Landlord shall promptly consult with Tenant as to the best date for re-roofing the Building, and thereafter, as soon as reasonably possible within the time guidelines of this Subparagraph, shall apply, at Landlord's expense and on a schedule to be determined by Landlord (depending on the weather and availability of a highly qualified roofing company), not to be reimbursed as a Common Operating Expense, a new roof. Landlord and Tenant acknowledge that such roof win not be applied prior to the currently approaching rainy season, and that until the roof is replaced, there may be leaks. Provided that Landlord has used commercially reasonably efforts to replace the roof in accordance with this Paragraph, Landlord shall not be liable for any roof leaks that may occur prior to the roof's replacement, provided, however, that such waiver shall not apply unless Landlord has used commercially reasonable efforts to repair any leaks in a prompt and reasonable manner.

     5. ASBESTOS CONTAINING MATERIALS. Tenant acknowledges that Landlord has provided notification of possible asbestos containing materials in the form attached hereto as Exhibit "H". Notwithstanding anything to the contrary in this Lease, Landlord, at its sole cost and expense, shall (i) be responsible keeping and maintaining the Premises in compliance with all Laws (including all health and safety rules and regulations) concerning the presence of asbestos-containing materials in commercial buildings and (ii) performing any and all asbestos abatement and removal work required in the Premises during the Lease term; provided, however, that if the removal, encapsulation, or other treatment of asbestos containing materials in the Building will be required as a result of improvements to be constructed by Tenant in the Premises, then such abatement work, shall be at Tenant's sole cost and expense, and without cost or liability on the part of Landlord. However, such matters may be paid for, at Tenant's election, from any Tenant Improvement Allowance granted by this Lease, to the extent that such Allowance is sufficient to cover such costs. Notwithstanding anything above, Landlord will, at its sole cost and expense, cause the asbestos containing materials shown in Exhibit "H" to be removed during the Early Occupancy Period, in compliance with all Laws relating to such removal, in a prompt and diligent manner, and coordinating its work in regard to asbestos with Tenant's contractor for maximum convenience and speed of work.

     6. COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT. Landlord shall, at its sole cost and expense, keep and maintain the exterior areas of the Project in compliance with the Americans With Disabilities Act of 1990 ("ADA") and the regulations in force thereunder. Landlord shall deliver the Project in such a state of compliance at Landlord's sole cost and expense as of the Commencement Date, notwithstanding whether some improvements of the exterior areas are required to be constructed solely as a result of any Tenant's Alterations being constructed by Tenant prior to the Commencement Date (or thereafter, if such construction is a continuation of construction begun prior to the Commencement Date and continuously pursued thereafter), but in the event that, thereafter, further work is required by changes in Law or good practices, Landlord shall continue to take responsibility for compliance, but any expenses thereof shall be Common Operating Expenses. Tenant shall design, keep, and maintain the interior portions of the Premises, including but not limited to the floor plan, design, and furnishing thereof, in compliance with the ADA, at Tenant's sole cost and expense. Each party shall indemnify, defend with counsel reasonably acceptable to the indemnified party, and hold harmless the other party against any claims, losses, liabilities, or damages which are incurred by the other party by reason of a breach of the duties assumed in this Paragraph.

          7. BROKER DISCLOSURE: Tenant understands that agents and/or brokers associated with Cooper-Brady and Colliers Parrish International, to wit, Jon Brady and Donn Byrne, are partners in Landlord.

          8. SUBORDINATION TO GROUND LEASE: Tenant acknowledges that Landlord leases a portion of the land within the Project from the City and County of San Francisco pursuant to a Lease dated July 26, 1977 (referred to herein as the "Ground Lease", a copy of which has been read and approved by Tenant) and that this Lease is subject and subordinate to the terms of the Ground Lease and to any extension, modifications or amendments thereof. The portion of the Project to which this Ground Lease is applicable is as defined in said Ground Lease. Landlord will at all times pay all amounts due and satisfy any obligations under the Ground Lease, including but not limited to payment of all rent thereunder and removal and/or restoration of parking surfaces or landscaping as required thereunder, and such costs shall not be reimbursed by Tenant as Common Operating Expenses or otherwise. In the event that Landlord loses possession of the portion of the Project to which the Ground Lease is applicable, then Tenant shall be entitled as its sole remedy to an equitable adjustment of its Base Monthly Rent (as well as any actual decrease in Common Operating Expenses), to the extent such taking results in material diminishment of the value and useability of Tenant's Lease.

          9. EFFECT OF ADDENDUM: Each term used herein with initial capital letters shall have the meaning ascribed to such term in the Lease unless specifically otherwise defined herein. In the event of any inconsistency between this First Addendum to the Lease and the Lease, the terms of this First Addendum to the Lease shall prevail.

LANDLORD:                                     TENANT:

Larvan Properties, a California general       Healtheon Corporation, a Delaware
partnership                                   corporation

By: VANDERSON CONSTRUCTION, INC.              By: /s/ Kallen Chan
    a California corporation, its               ------------------------------
    General Partner                           Kallen Chan, Controller
                                              ---------------------------------
                                                 [Print Name and Title]
    By: /s/ George F. Van Sickle
       ---------------------------            Dated:   12/8/97
     George F. Van Sickle - President               ---------------------------
    ------------------------------
      [Print Name and Title]

By: LARSCOM INCORPORATED, a
    Delaware corporation
    its General Partner

By: /s/ Bruce Horn
   ------------------------------

    Bruce Horn  V.P. Finance
   ------------------------------
   [Print Name and Title]

By: Donn Byrne, its General Partner

    /s/ Don H. Byrne
   ------------------------------

Dated:   12/8/97
      ---------------------------

                     TENANT ESTOPPEL CERTIFICATE

TENANT:        Healtheon Corporation, a Delaware Corporation
DATE OF LEASE: December 2, 1997
AMENDED:       None
PREMISES:      49,837 square feet located at 4600 Patrick Henry Drive, Santa
               Clara, California

                        ESTOPPEL CERTIFICATE

     RE: Lease dated December 2, 1997 between Larvan Properties, a California general Partnership, as Landlord, and Healtheon Corporation, a Delaware corporation, as Tenant.

     The undersigned hereby certifies to MELP VII L.P., a California limited partnership ("Buyer") as follows:

     1 . The undersigned is the "Tenant" under the above-referenced lease ("Lease"), a true and complete copy of which is attached hereto as Exhibit "A", covering the above-referenced Premises ("Premises") located in that certain building commonly known as 4600 Patrick Henry Drive, Santa Clara, California ("Property").

     2. The Lease is in full force and effect and constitutes the entire agreement between the Landlord under the Lease and Tenant with respect to the Premises, and the Lease has not been modified, changed, altered or amended in any respect except as set forth in Exhibit "A".

     3. The term of the Lease commenced on February 1, 1997, and will expire on January 31, 2008. Tenant has accepted possession of the Premises and is the actual occupant in possession and has not sublet, assigned or hypothecated Tenant's leasehold interest. Landlord has no obligation to construct any tenant improvements in the Premises (except as provided with respect to roof in Paragraph 4 of the First Addendum) and the only allowances to be paid by Landlord in connection with any improvements to be made to the Premises are in the amount of $249,815 for tenant improvements and $35,000 for HVAC work pursuant to Paragraphs 2 and 4 of the First Addendum to the Lease. Tenant is not currently aware of any defects in the existing electrical, plumbing and other building systems serving the Premises; provided, however that (i) Tenant is aware of a split puralin in the roof structure of the Premises and the exterior loading dock is not level and may not comply with building code requirements, and (ii) Landlord is performing, at Landlord's sole cost and expense, certain seismic and other structural upgrades to the building. Except as otherwise provided herein, to Tenant's knowledge, the building systems serving the Premises were delivered by Landlord in good and workable condition as required by Paragraph 4 of the First Addendum to Lease. Nothing herein shall constitute of a waiver of any Landlord's obligations under the Lease with respect to maintenance and repair of the Premises. Tenant acknowledges that it is completing certain tenant improvements and that rent obligations under the Lease have commenced even though construction is not yet complete.

     4. As of the date of this Estoppel Certificate, to Tenant's knowledge there exists no breach or default, nor any state of facts which, with notice, the passage of time, or both, would result in a breach or default on the part of either Tenant or Landlord.

     5. Tenant is currently obligated to pay annual rental of $867,164.28 in monthly installments of $72,263.69 per month and monthly installments of annual rental have been paid through March 31, 1998. Tenant's pro rata share of real estate taxes and "Common Operating Expenses" as defined in the Lease for the Property is one hundred percent (100%). Tenant's pro rata share of real estate taxes and Common Operating Expenses for the Property are due from February 1, 1998 and thereafter. No other rent has been paid in advance and Tenant presently has no claim or defense against Landlord under the Lease and is asserting no offset or credits against either the rent or Landlord. Tenant has no claim against Landlord for any security or other deposits except $72,203.69 plus a letter of credit as set forth in the First Addendum to Lease in the amount of $867,000 which was paid or deposited with Landlord pursuant to the Lease.

     6. Tenant has no option or preferential right to purchase all or any part of the Premises (or the real property of which the Premises are a part) nor any right or interest with respect to the Property other than as Tenant under the Lease.

     7. Tenant has no option, right of first offer or right of first refusal to lease or occupy any other space within the Property, and Tenant has no right to renew or extend the terms of the Lease except as follows: NO EXCEPTIONS.

     8. Tenant has made no agreement with Landlord or any agent, representative or employee of Landlord concerning free rent, partial rent, rebate or rental payments or any other type of rental or other concession except as expressly set forth in the Lease.

     9. To Tenant's knowledge, there has not been filed by or against Tenant a petition in bankruptcy, voluntary or otherwise, any assignment for the benefit of creditors, any petition seeking reorganization or arrangement under the bankruptcy laws of the United States, or any state thereof, or any other action brought under said bankruptcy laws with respect to Tenant.

     This Estoppel Certificate is made to Buyer in connection with the prospective purchase by Buyer, or Buyer's assignee, of the Property. This Estoppel Certificate may be relied on by Buyer or Buyer's assignee and any other party who acquires an interest in the Premises in connection with such purchase or any person or entity which may finance such purchase. The statements made herein shall be binding upon us, our successors and assigns. Nothing contained herein shall constitute or be deemed to constitute an amendment or modification of any term or condition of the Lease or any right or remedy of Tenant thereunder all of which are expressly reserved. The officers or persons executing this letter have been duly empowered to do so on behalf of Tenant.

Dated this 11 day of March, 1998.

                                     "TENANT"
                                     HEALTHEON CORPORATION, a Delaware
                                     corporation

                                     By: /s/ Kallen Chan
                                         -------------------------------------
                                     Print Name: Kallen Chan
                                                 -----------------------------
                                     Its: Corporate Controller
                                          ------------------------------------

                                      -3-